UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Claros Mortgage Trust, Inc.
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NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2026

To the Stockholders of Claros Mortgage Trust, Inc.:

The 2026 annual meeting of stockholders (the “Annual Meeting”) of Claros Mortgage Trust, Inc., a Maryland corporation (“CMTG,” our “Company,” “we,” “our” or “us”), will be held on June 3, 2026, at 1:00 p.m., Eastern Daylight Time, to consider and vote on the following matters:

(1)

The election of nine individuals as directors, with each to serve on CMTG’s board of directors until CMTG’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2)	The ratification of the appointment of PricewaterhouseCoopers LLP as CMTG’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)	The resolution to approve, on an advisory basis, the compensation of CMTG’s named executive officers, as more fully described in the accompanying proxy statement;

(4)	Approve an amendment to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan, as more fully described in the accompanying proxy statement; and

(5)	The transaction of such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The close of business on April 7, 2026 (the “record date”) has been fixed by our board of directors as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted via a live webcast. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions. By submitting your proxy voting instructions promptly, you can help CMTG avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.

To be admitted to the virtual 2026 Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/CMTG2026 using the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form you received via mail or electronically. The Annual Meeting will begin promptly at 1:00 p.m. Eastern Daylight Time, on June 3, 2026. Online access to the webcast will open at approximately 12:45 p.m. Eastern Daylight Time to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/CMTG2026.

If you are a registered holder of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), on the record date, you may authorize a proxy to vote your shares of Common Stock or vote electronically at the Annual Meeting, and your control number will be on your Notice of Internet Availability of Proxy Materials or proxy card. If you hold shares of our Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to authorize and instruct your broker or financial institution to vote your shares of Common Stock. You will be assigned a control number in order to attend and vote your shares during the Annual Meeting. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/CMTG2026.

Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote “FOR” the election of each of the nominees listed in the accompanying proxy statement to serve on our board of directors until our 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, “FOR” the resolution to approve, on an advisory basis, the compensation of our named executive officers as more fully described in the Proxy Statement, and “FOR” the approval of an amendment to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan.

By Order of the board of directors,

/s/ J.D. Siegel
J.D. Siegel Executive Vice President, General Counsel and Secretary

New York, New York

April 22, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 3, 2026. The Proxy Statement and our 2025 Annual Report to Stockholders are available at: www.proxyvote.com.

PROXY STATEMENT

FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 3, 2026

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors (the “Board”) of Claros Mortgage Trust, Inc., a Maryland corporation (“CMTG,” our “Company,” “we,” “our” or “us”), for exercise at CMTG’s 2026 annual meeting of stockholders (the “Annual Meeting”) to be held on June 3, 2026, at 1:00 p.m., Eastern Daylight Time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of 2026 Annual Meeting of Stockholders and the related proxy card are first being made available or sent to stockholders on or about April 22, 2026.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD JUNE 3, 2026. THE PROXY STATEMENT AND OUR 2025 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: www.proxyvote.com.

All stockholders are cordially invited to attend the Annual Meeting, which will be conducted via a live webcast. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions. By submitting your proxy voting instructions promptly, you can help CMTG to avoid the expense of follow-up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.

To be admitted to the virtual 2026 Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/CMTG2026 using the 16-digit control number found in the Notice of Internet Availability, proxy card or voting instruction form you received via mail or electronically. The Annual Meeting will begin promptly at 1:00 p.m. Eastern Daylight Time on June 3, 2026. Online access to the webcast will open at approximately 12:45 p.m. Eastern Daylight Time to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/CMTG2026.

If you are a registered holder of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), as of the close of business on April 7, 2026 (the “record date”), you may authorize a proxy to vote your shares of Common Stock or vote electronically at the Annual Meeting, and your control number will be on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

If you hold shares of Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock. You will be assigned a control number in order to attend and vote your shares during the Annual Meeting. Instructions on how to connect and participate via the Internet are posted at www.virtualshareholdermeeting.com/CMTG2026. If you authorize a proxy or provide voting instructions in advance of the meeting, you do not need to register for or attend the Annual Meeting in order for your vote to be counted.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to our Secretary at Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023, (ii) submitting a later-dated proxy or (iii) voting electronically at the Annual Meeting.

Attending (virtually) the Annual Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Annual Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted “FOR” the election of each of the nominees named in this Proxy Statement as directors, to serve on our board of directors until our 2027 annual meeting of stockholders and until their successors are duly elected and qualify, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “2026 fiscal year”), “FOR” the resolution to approve, on an advisory basis, the compensation of our named executive officers as more fully described in this Proxy Statement, and “FOR” the approval of an amendment to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan. As to any other business which may properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion, or, if any of the nominees named in this Proxy Statement are unable or unwilling to serve, “FOR” the election of any other nominees designated by our board of directors.

ANNUAL REPORT

We make available, free of charge on our website, all of our filings that are made electronically with the Securities and Exchange Commission (the “SEC”), including Forms 10-K, 10-Q and 8-K. These filings are available on our website at www.clarosmortgage.com under “SEC Filings” of the “Investor Relations” tab. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Claros Mortgage Trust, Inc. at our principal executive offices, which are currently located at Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023, Attention: CMTG Investor Relations.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record on the record date with respect to (i) the election of nine individuals as directors, with each to serve on our board of directors until our 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify (or their earlier resignation, death or removal), (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year, (iii) the resolution to approve, on an advisory basis, the compensation of CMTG’s named executive officers as more fully described in this Proxy Statement, (iv) the approval of an amendment to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan, and (v) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponement or adjournment thereof.

The presence, in person or by proxy, at the virtual Annual Meeting of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of shares present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when there are both routine and non-routine matters as determined by the New York Stock Exchange (the “NYSE”) and a nominee holding shares for a beneficial owner (e.g., a broker) does not vote on a non-routine matter because such nominee does not have discretionary voting power for that particular matter and has not received voting instructions from the beneficial owner. Under the rules of the NYSE, the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year. Therefore, if you hold your shares in street name and do not give the broker or nominee specific voting instructions on the election of directors or the advisory resolution regarding executive compensation, your shares will not be voted on such item, and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items. Abstentions will have no effect on the voting results for any of the proposals.

The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of each director, a plurality of all the votes cast in the election of directors at the Annual Meeting; (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of the votes cast on the proposal; (iii) for the resolution to approve, on an advisory basis, the compensation of our named executive officers, a majority of the votes cast on the proposal; and (iv) for the approval of an amendment to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan, a majority of the votes cast on the proposal. Cumulative voting is not permitted in the election of directors. The Board knows of no other matters that may properly be brought before the Annual Meeting or any postponement or adjournment thereof. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

As of the record date, we had 140,218,764 shares of Common Stock outstanding.

1. ELECTION OF DIRECTORS

Board of Directors

Our board of directors is currently comprised of ten directors: Richard Mack, Michael McGillis, Steven L. Richman, Andrew Silberstein, Derrick D. Cephas, Mary Haggerty, Pamela Liebman, Vincent Tese, Denise Olsen and W. Edward Walter III. In accordance with our charter (the “Charter”) and bylaws (the “Bylaws”), each director will hold office until our next annual meeting of stockholders following his or her election and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal. In connection with the previously announced retirement of Mr. Tese, effective as of the 2026 Annual Meeting, our Board temporarily increased the authorized number of directors from nine to ten and appointed Ms. Olsen as director in March 2026 in order to facilitate an orderly transition. Following the 2026 Annual Meeting, the size of the Board will be reduced back to nine directors.

Upon the recommendation of the Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), our Board has nominated each of Richard Mack, Michael McGillis, Steven L. Richman, Andrew Silberstein, Derrick D. Cephas, Mary Haggerty, Pamela Liebman, Denise Olsen and W. Edward Walter III to stand for election as directors by the stockholders at the Annual Meeting, with each to serve until our 2027 annual meeting of stockholders and until their respective successors are duly elected and qualify, or until their earlier resignation, death or removal. The shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders “FOR” the election of each of Messrs. Mack, McGillis, Richman, Silberstein, Cephas and Walter and Mses. Haggerty, Olsen and Liebman as directors, unless otherwise instructed. If the candidacy of Messrs. Mack, McGillis, Richman, Silberstein, Cephas and Walter and Mses. Haggerty, Olsen and Liebman should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our Board. Our Board has no reason to believe that, if elected, any of Messrs. Mack, McGillis, Richman, Silberstein, Cephas and Walter or Mses. Haggerty, Olsen and Liebman will be unable or unwilling to serve as director.

Information Regarding the Nominees for Election as Directors

The following information is furnished as of April 22, 2026 regarding the nominees for election as directors.

Richard Mack, 58, our Chief Executive Officer and Chairman, co-founded Mack Real Estate Group (“MREG”) in 2013 and Mack Real Estate Credit Strategies, L.P. (“MRECS”), its affiliated credit business, in 2014. He is the Chief Executive Officer and is a member of the Investment Committee of each of MREG and MRECS. Mr. Mack was one of the initial employees of AREA Property Partners (founded in 1993 as Apollo Real Estate Advisors), and prior to founding MREG was the Chief Executive Officer of AREA’s North American business and a member of that firm’s Global Investment Committee. Over 20 years, Mr. Mack was involved in the investment of billions of equity capital in debt and equity real estate transactions on behalf of AREA’s primarily institutional investors and was specifically responsible for creating new business lines to capitalize on evolving market trends, including an in-house development business, a subordinate debt business, and a special servicing and CMBS investment and trading business. Earlier in his career, Mr. Mack worked in the Real Estate Investment Banking Department at Shearson Lehman Hutton. Mr. Mack serves on The Wharton School of Business Board of Advisors and previously served on the school’s Undergraduate Advisory Board. Mr. Mack created a course on Real Estate Disruption, which he teaches with Professor Gilles Duranton, at The Wharton School of Business. Mr. Mack serves on the Board of Trustees of Northwell Health, as well as on the Board of Directors of the Child Mind Institute. He is President Emeritus of the HES Community Center in Canarsie, Brooklyn and a member of the Robin Hood Foundation’s Housing & Homelessness Committee. Mr. Mack also serves as Chair of the Board of Directors of the Met Council, which serves impoverished New Yorkers. Mr. Mack holds a B.S. in Economics from The Wharton School of the University of Pennsylvania and a J.D. from Columbia Law School. We believe Mr. Mack is qualified to serve on our Board based on his extensive experience in real estate investment, as well as his deep knowledge of our business.

Michael McGillis, 64, our President and Chief Financial Officer, has served as President and director of CMTG since March 2022 and previously served as President, CFO and director of CMTG. Mr. McGillis also is the President of MREG, where he also previously served as President and COO, and is a member of the Investment Committee of each of MREG and MRECS. Mr. McGillis joined MRECS in 2015 as the Chief Financial Officer. Prior to joining MRECS, Mr. McGillis was Managing Director, Head of U.S. Funds and Chief Financial Officer at J.E. Robert Companies (“JER”), a position he held since 2011. He was responsible for asset and portfolio management, capital markets, investor relations, and financial management activities for a series of private equity real estate funds focused on the U.S. and Europe with equity capital commitments of more than $4 billion. Between 2006 and 2011, Mr. McGillis served in a variety of capacities at JER, including as the CFO of JER, CFO of JER’s U.S. fund business, and CFO of JER Investors Trust, an externally managed, publicly traded mortgage REIT, for which he was also a member of the Board of Directors. Mr. McGillis was a member of JER’s Management Committee, Investment Committee, Valuation Committee, and the boards of directors of various JER portfolio companies. Prior to joining JER, Mr. McGillis was employed in various senior finance and investment management capacities by Freddie Mac, Starcom Holdings, AEW Capital Management, Robertson-Ceco, and Price Waterhouse. Mr. McGillis graduated magna cum laude from Northeastern University and is a Certified Public Accountant (CPA) (inactive). Mr. McGillis also serves on the Board of Directors of the Tom Coughlin Jay Fund. We believe Mr. McGillis is qualified to serve on our Board based on his extensive experience in real estate investment, finance and his deep knowledge of our business.

Steven L. Richman, 78, has served as one of our directors since August 2018. Mr. Richman joined PARE US in September 2015, where he serves as a Managing Director and the Head of Asset Management for PARE US, the exclusive investment advisor for Ping An Real Estate Capital Limited’s (“PARE’s”) real estate holdings in the U.S. and has decades of financial and executive experience with extensive expertise in real estate and financial services industries, spending much of his career as a Chief Financial Officer of a major real estate services and development firm and in a senior level position in a major international accounting firm. Since 2016, Mr. Richman has been responsible for asset management for PARE US, overseeing a portfolio consisting of multifamily rental, condominium, and office projects in key U.S. markets. From 2009 to 2015, Mr. Richman served as Managing Director of Asset Management for Eastbridge Real Estate LLC. Previously, Mr. Richman was managing director and founder at Northfield Advisors LLC and managing director and principal of The Whitehill Group, Inc. His prior experience also includes the Raynes Companies and Price Waterhouse. Mr. Richman graduated from the City College of New York with a B.A. in Economics. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants, and ULI. He is a former Member of the New York State CPA Real Estate Committee. Mr. Richman was appointed to our Board pursuant to Fuyou Investment Management Limited’s (“Fuyou’s”) right to designate one director to our Board for so long as Fuyou is an affiliate of Ping An Insurance (Group) Company of China, Ltd. (“Ping An”) and Fuyou, together with other affiliates of Ping An, owns 4.9% or more of the outstanding shares of our Common Stock. We believe Mr. Richman is qualified to serve on our Board based on his extensive experience in investment management, real estate-related assets, and financial services.

Andrew Silberstein, 58, has served as one of our directors since August 2015. Mr. Silberstein is a Managing Director of Almanac Realty Investors, a business unit of NB Alternatives Advisers LLC, an investment management firm (“Almanac”). Mr. Silberstein joined Almanac in 2009, where he is the Head of Private Markets and a member of the Almanac Investment Committee and is responsible for the origination, structuring, and management of the investment of Almanac’s funds. Prior to joining Almanac, he served as the Chief Investment Officer and Chief Operating Officer for Stoltz Real Estate Partners, and during the same period established AMS Real Estate Partners. Prior to that, he worked in real estate investment banking and private equity, first at Bear Stearns and then Morgan Stanley. He currently serves on the board of directors of CIP Real Estate, Davlyn Investments, L3 Capital, and PREP Property Group. He has also served on the board of directors of NRES Holdings, RAIT Financial Trust (NYSE: RAS), RXR Realty, Slate Asset Management, Welsh Property Trust, Westcore Properties, Winter Properties, and WPT Industrial Real Estate Investment Trust (TSX: WIR). Mr. Silberstein graduated from Yale University in 1989 and received an M.B.A. in 1995 from New York

University Stern School of Business, where he was a Glucksman Fellow. Mr. Silberstein was originally appointed to our Board pursuant to Almanac’s right to designate one director to our Board for so long as ARS VII Claros Investor, LP, an affiliate of Almanac, owns 4.9% or more of the outstanding shares of our Common Stock. We believe Mr. Silberstein is qualified to serve on our Board based on his depth of experience in investment management, leveraged finance, and financial services, which gives our Board valuable industry-specific knowledge and expertise on these and other matters.

Derrick D. Cephas, 74, has served as one of our directors since November 2021. Mr. Cephas is Of Counsel and a member of the financial services practice at Squire Patton Boggs, LLP, which he joined in 2020. From 2011 to 2020, Mr. Cephas served as a partner of Weil, Gotshal & Manges in its financial institutions regulatory practice. Prior to Weil, he served as President and Chief Executive Officer of Amalgamated Bank. Before this executive role, he was a banking and corporate law partner in the New York office of Cadwalader, Wickersham & Taft, and prior to that, Mr. Cephas served as the Superintendent of Banks for the State of New York from 1991 to 1994. He is a former member of the Board of Directors of the Dime Savings Bank of New York, Merrill Lynch International Bank, D.E. Shaw & Co. Inc., the Empire State Development Corporation, the New York City Board of Correction and the New York City Housing Authority. He is currently a director of the Fresh Air Fund and a director/trustee of the Hartford Funds Family of Mutual Funds, and he previously served on the board of Signature Bank. He is a former member of the Board of Advisors for The Mayor’s Fund to Advance New York City. Mr. Cephas received an A.B. in Government from Harvard College and received his J.D. from Harvard Law School. He is a licensed attorney by the State Bar of New York. We believe Mr. Cephas’s background and experience in investment management and financial services provide him with the expertise to serve as a director.

Mary Haggerty, 66, has served as one of our directors since November 2021. Mary Haggerty retired in March 2020 from JPMorgan Chase, a financial services company, as a Managing Director in Capital Markets. She joined JPMorgan during the merger with Bear Stearns in 2008 and served the combined companies for 28 years. Most recently, Ms. Haggerty led the Portfolio Management Group in Capital Markets and spearheaded the restructuring of Chase Home Lending’s mortgage servicing portfolio. Prior to that, she led several businesses in the Securitized Products Group of JPMorgan Securities, including Plymouth Park Tax Services (a business that invested in delinquent real estate taxes), the Securitized Products Transaction Management Group, and EMC Mortgage Corporation (a residential mortgage special servicer). At Bear Stearns, as Senior Managing Director and Co-Head of Mortgage Finance, she built and managed its residential mortgage origination, acquisition, warehouse lending, and mortgage finance businesses. Ms. Haggerty currently serves as a board member and Audit Committee chair of Rithm Property Trust (NYSE: RPT). Ms. Haggerty began her career as a Certified Public Accountant at Arthur Young & Company. She has a B.S. degree in accounting from the State University of New York at Albany, is a board member of The University at Albany Foundation, and serves as a member of the Dean’s Advisory Council for the School of Business. Ms. Haggerty also serves as board member and Treasurer of Virtual Enterprises International, Inc., a national educational non-profit that develops entrepreneurial skills in middle and high school students utilizing a work-based learning environment and academic standards-based education. We believe Ms. Haggerty’s background in investment banking, paired with her experience in various director roles, provides her with the expertise to serve as a director.

Pamela Liebman, 63, has served as one of our directors since November 2021. Ms. Liebman has served as President and Chief Executive Officer of The Corcoran Group, a real estate firm, since 2000. Prior to such roles, she served in various capacities at The Corcoran Group since she started at the company in 1984, including creating The Corcoran Group’s marketing division in 1995. Ms. Liebman has a B.A. degree in Communications and Marketing from the University of Massachusetts-Amherst. She currently serves on the Real Estate Board of New York’s Executive Committee and Board of Governors, on the executive committee of Miami’s Mount Sinai Medical Center Foundation and as a member of the board of directors of The Bass Museum. She has also previously served on the board of directors of the Intrepid Museum. We believe Ms. Liebman is qualified to serve on our Board based on her depth of experience in real estate-related assets and financial services.

Denise Olsen, 60, has served as an independent director since March 2026. Ms. Olsen brings over 30 years of investment management experience across private and public real estate and related asset classes. Most recently, she served as a Senior Managing Director and Investment Committee member at GEM Realty Capital, a real estate investment firm from 1996 to 2024. Earlier in her career, she held investment roles at JMB Realty Corporation and EVEREN Securities. Ms. Olsen has served on the Board of Directors of First Industrial Realty Trust Inc. (NYSE: FR) since 2017, Janus Living (NYSE: JAN) since 2026, and of PRP Real Assets, LLC since 2025. Previously, she was a member of the Board of Directors of CyrusOne, Inc. (NASDAQ: CONE). She holds a B.S. in Economics from The Wharton School at the University of Pennsylvania. We believe Ms. Olsen is qualified to serve on our Board based on her extensive experience in investment management, real estate related assets and corporate governance.

W. Edward Walter III, 70, is our Lead Independent Director and has served as one of our directors since November 2021. Mr. Walter has also served as an advisor for Energy Impact Partners, a strategic energy investment firm, since April 2023. Prior to that, he served as the Global Chief Executive Officer for the Urban Land Institute, a global nonprofit research and education organization, from June 2018 until October 2022 and was the Robert and Lauren Steers Chair in Real Estate at the Steers Center for Global Real Estate at Georgetown University’s McDonough School of Business. He served as President and Chief Executive Officer of Host Hotels and Resorts, Inc., a publicly traded lodging real estate company (“Host”), from October 2007 through December 2016, with his employment ending in January 2017. From 2003 until October 2007, he served as Executive Vice President and Chief Financial Officer of Host. From 1996 until 2003, he served in various senior management positions with Host, including Chief Operating Officer. Mr. Walter is also past Chairman of NAREIT, the past Chairman of the Federal City Council, a past member of the Board of Visitors of the Georgetown University Law Center, and previously served on the board of directors of AvalonBay Communities, Inc. (NYSE: AVB). Mr. Walter serves on the boards of Measurabl, Inc., CNS REIT, Ameriprise Financial, Inc. (NYSE: AMP), and Placemakr, Inc. Mr. Walter received his undergraduate degree from Colgate University and a J.D. from Georgetown University Law Center. We believe Mr. Walter is qualified to serve on our Board based on his extensive experience in investment management, real estate-related assets, financial services, and corporate governance.

Our board of directors recommends a vote “FOR” the election of each of Messrs. Mack, McGillis, Richman, Silberstein, Cephas and Walter and Mses. Haggerty, Olsen and Liebman as directors.

A plurality of all of the votes cast in the election of directors at the Annual Meeting is necessary to elect a director. Proxies solicited by our board of directors will be voted “FOR” each of Messrs. Mack, McGillis, Richman, Silberstein, Cephas and Walter and Mses. Haggerty, Olsen and Liebman as directors, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

In accordance with our Charter and our Bylaws, any vacancies occurring on our Board, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the Board, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; provided, that for so long as ARS VII Claros Investor, LP, an affiliate of Almanac, directly or indirectly owns 4.9% or more of the outstanding shares of our Common Stock and for so long as PARE is an affiliate of Ping An and PARE, together with other affiliates of Ping An, owns 4.9% or more of the outstanding shares of our Common Stock, respectively, if such vacancy is related to a designee of Almanac or of PARE, the Board is obligated to fill such vacancy with a designee of Almanac or of PARE, respectively; provided further, that, any vacancy created upon the occurrence of a material event of default pursuant to that certain Term Loan Credit Agreement, dated as of January 30, 2026, by and among the Company, as borrower, HPS Investment Partners, LLC, as administrative agent (together with its successors and assigns, the “HPS Agent”), and the lenders party thereto (the “Term Loan Agreement”) will be filled only by the then-serving board observers, pursuant to the terms of the Term Loan Agreement and our Bylaws. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies or his or her earlier resignation, death or removal.

There is no familial relationship among any of the members of our Board or executive officers. See “Corporate Governance—Director Independence.”

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

PricewaterhouseCoopers LLP, our auditors since 2015, has audited our consolidated financial statements for our fiscal years ended December 31, 2025 and 2024, as well as our internal control over financial reporting, and has also provided certain tax services. Our Board is requesting that our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Neither our Bylaws nor our other governing documents or law require stockholder ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, our Board is submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for our fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$1,257,500	$1,342,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	262,388	267,231
All Other Fees(4)	2,000	2,000

Total	$1,521,888	$1,611,731

(1)

Audit Fees include: (i) the audit of the consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q; (iii) accounting consultation attendant to the audit; and (iv) audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings.

(2)	There were no Audit-Related Fees incurred in 2024 or 2025.
(3)	Tax Fees include tax compliance, tax planning, tax advisory and related tax services.
(4)	All Other Fees include a subscription to an online accounting disclosure checklist.

The Audit Committee’s charter provides that the Audit Committee, or the Chair of the Audit Committee, shall review and pre-approve all auditing and non-auditing services to be provided by our Company’s external auditors, unless the engagement is pre-approved pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy. Since our initial public offering, all fees paid to PricewaterhouseCoopers LLP have been pre-approved by our Audit Committee.

Our board of directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2026 fiscal year.

A majority of the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our Board will be voted “FOR” this proposal, unless otherwise instructed. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Because this proposal is considered “routine” under the rules of the NYSE, we do not expect there to be any broker non-votes in connection with this proposal.

3. ADVISORY APPROVAL OF THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to vote on the approval of, on an advisory and non-binding basis, the compensation of our named executive officers (“NEOs”) as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this Proxy Statement includes the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

As disclosed in this Proxy Statement under “Executive Compensation—Compensation Discussion and Analysis,” we have no employees and are externally managed by Claros REIT Management LP, our Manager, pursuant to the amended and restated management agreement between us and our Manager dated as of August 2, 2022 (as amended on January 30, 2026) (the “Management Agreement”). Under the Management Agreement, we pay our Manager the management fees described in “Certain Relationships and Related Transactions.” Because our Manager is responsible for managing our affairs pursuant to the Management Agreement, we do not have agreements with any of our executive officers with respect to their cash compensation. Our named executive officers as described in this Proxy Statement are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our executive officers. Under the terms of the Management Agreement, we will reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits paid to the personnel of our Manager or its affiliates who are (1) serving as the Company’s Chief Financial Officer, and (2) performing other non-investment functions from time to time including, without limitation, corporate finance, tax, accounting, internal audit, legal, risk management, operations or compliance, as applicable, in each case based upon the percentage of time spent performing services for the Company. For clarity, the Company is not required to reimburse any compensation for any of the investment personnel of our Manager or its affiliates, including but not limited to personnel serving as the Company’s Chief Executive Officer or President.

Our Manager and the personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our named executive officers, are eligible to receive equity award compensation under the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan (the “2016 Incentive Plan”). Please refer to “Executive Compensation—Compensation Discussion and Analysis” for a description of grants made under the 2016 Incentive Plan.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the 2026 Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation payable to our named executive officers as disclosed in accordance with Securities and Exchange Commission rules in the Company’s Proxy Statement for the Company’s 2026 Annual Meeting, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in the Proxy Statement relating to the Company’s 2026 Annual Meeting.

Although this approval is advisory and non-binding, our Board and the Compensation Committee of our Board (the “Compensation Committee”) value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our named executive officers. Following the say-on-pay vote to be conducted at this Annual Meeting, we expect our next say-on-pay vote will be conducted at our annual stockholders meeting in 2027.

Our Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement.

A majority of the votes cast on this proposal at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our Board will be voted “FOR” this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

BOARD AND COMMITTEE MATTERS

Board of Directors

Our Board is responsible for overseeing the management of our business and affairs. Our Board conducts its business through meetings and actions taken by written consent in lieu of meetings. During the year ended December 31, 2025, our Board held 11 meetings. All of the directors then serving on our Board attended at least 75% of the aggregate meetings of our Board and of the committees of our Board on which they served during the period in which they served in 2025. Our Board’s policy, as set forth in the Corporate Governance Guidelines of the Company, is to expect the attendance by each director at all scheduled meetings of our Board and all committees on which the director sits. We do not have a policy requiring directors to attend meetings of stockholders. As only routine items were on the agenda, the 2025 annual meeting of stockholders was attended by our Chairman and CEO as well as Steven L. Richman.

Committees of the Board of Directors

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Ms. Haggerty (Chairperson), Ms. Olsen and Messrs. Tese and Walter are the current members of the Audit Committee. Our Board has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members and the written charter of the Audit Committee. Our Board has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” in this Proxy Statement for a description of our directors’ respective backgrounds and experience), that Ms. Haggerty, Ms. Olsen and Messrs. Tese and Walter each qualify as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules and has the requisite accounting or related financial management expertise required by the NYSE listing standards. In addition, our Board has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards. Mr. Tese’s term of office will expire at the 2026 Annual Meeting and he is not standing for reelection.

The Audit Committee, which met 4 times during 2025, among other things, assists our Board in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) the design and performance of our internal audit function, which was performed by a third-party advisory firm for the year ended December 31, 2025. The Audit Committee is also responsible for preparing the audit committee report that is included in our annual proxy statement. In addition, our Board has generally delegated the cybersecurity risk oversight function to the Audit Committee. The Audit Committee monitors our Manager’s design and implementation of its cybersecurity risk management program. The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.clarosmortgage.com.

Compensation Committee. Mr. Tese (Chairperson), Mr. Cephas and Ms. Liebman are the current members of the Compensation Committee. Our Board has determined that all of the members of the Compensation Committee are independent as required by the NYSE listing standards and the written charter of the Compensation Committee. In connection with the expiration of Mr. Tese’s term of office and subject to Ms. Liebman’s and Ms. Haggerty’s re-election to the Board by our stockholders at the Annual Meeting, Ms. Liebman will serve as Chair of the Compensation Committee, and Ms. Haggerty will be appointed to the Compensation Committee, effective immediately after the Annual Meeting.

The Compensation Committee, which met 3 times during 2025, is responsible for overseeing the compensation of executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and to administer any such plans or programs as required by the terms thereof, including administering our clawback policy. The Compensation Committee is also responsible for reviewing and making recommendations to the Board regarding director compensation and evaluating, on an annual basis, the terms of the Management Agreement, the performance of our Manager and the compensation, awards under the 2016 Incentive Plan, expense reimbursements and other amounts payable to our Manager or its personnel. The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.clarosmortgage.com.

Nominating and Corporate Governance Committee. Mr. Cephas (Chairperson), Ms. Liebman and Mr. Tese are the current members of the Nominating and Corporate Governance Committee. Our Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by the NYSE listing standards and the written charter of the Nominating and Corporate Governance Committee. In connection with the expiration of Mr. Tese’s term of office and subject to Mr. Walter’s re-election to the Board by our stockholders at the Annual Meeting, Mr. Walter will be appointed to the Nominating and Corporate Governance Committee, effective immediately after the Annual Meeting.

The Nominating and Corporate Governance Committee, which met 3 times during 2025, is responsible for, among other things, (1) identifying individuals qualified to become board members consistent with criteria approved by the Board, (2) recommending to the Board persons for nomination as the Board’s director nominees to be voted upon by stockholders at the next applicable meeting of stockholders, (3) developing and recommending to the Board corporate governance guidelines and (4) overseeing the evaluation of the Board and management. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, which is available for viewing on our website at www.clarosmortgage.com.

Report of the Audit Committee

The Audit Committee of the board of directors of Claros Mortgage Trust, Inc., a Maryland corporation, has furnished the following report:

The Audit Committee is responsible for assisting our board of directors in overseeing (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) the design and performance of our internal audit function, which was performed by a third-party advisory firm for the year ended December 31, 2025. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a written charter adopted by our board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.clarosmortgage.com.

Management is primarily responsible for our financial reporting process, including maintaining the system of internal controls and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Furthermore, PricewaterhouseCoopers LLP is responsible for performing an independent audit of our internal control over financial reporting and expressing an opinion on its effectiveness based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held 4 meetings in 2025. Meetings of the Audit Committee are designed to facilitate the Audit Committee’s review on behalf of the board of directors of the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, and to encourage communication among the Audit Committee, management, PricewaterhouseCoopers LLP, our independent registered public accounting firm, and the third-party advisory firm performing our internal audit function. At these meetings, as applicable, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our quarterly and annual reports for the fiscal year ended December 31, 2025, the related report prepared by PricewaterhouseCoopers LLP, and earnings releases, among other topics. In the performance of its oversight function, the Audit Committee and management discussed with PricewaterhouseCoopers LLP the overall scope and plans for its audit. The Audit Committee also engaged with management, PricewaterhouseCoopers LLP, and the third-party advisory firm performing our internal audit function with regard to the internal audit function, and the documentation and testing of internal controls. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and that our internal controls were operating effectively.

The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by applicable auditing standards adopted by the Public Company Accounting Oversight Board (the “PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements and Rule 2-07 of Regulation S-X of the Securities and Exchange Commission.

The Audit Committee also discussed with PricewaterhouseCoopers LLP its independence from us. PricewaterhouseCoopers LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by PricewaterhouseCoopers LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for our fiscal year ended December 31, 2025 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and is presenting this selection to our stockholders for ratification.

Mary Haggerty (Chairperson)

Vincent Tese

W. Edward Walter III

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF DIRECTORS

Our Board has approved an amended and restated non-employee director compensation program, or the Director Compensation Program, which governed our 2025 non-employee director compensation. The Director Compensation Program provides for annual retainer fees and long-term equity awards for each member of our Board who is not an employee of the Company or any of its parents, affiliates or subsidiaries (such eligible directors, the “Eligible Directors”).

Cash Compensation

Position	Annual Cash Retainer
Board Member	$85,000
Committee Chair
Audit	$25,000
Compensation	$20,000
Nominating and Corporate Governance	$20,000
Committee Member
Audit	$12,500
Compensation	$10,000
Nominating and Corporate Governance	$10,000
Lead Independent Director	$40,000

Annual cash retainer fees are paid in quarterly installments in arrears and are pro-rated for any partial calendar quarter of service. As described in further detail below under “Deferred Compensation Plan,” our non-employee directors are permitted to elect to receive all or a portion of their annual cash retainers, as well as any cash retainers for service on a committee, in each case, earned under the Director Compensation Program in the form of fully vested RSUs, which may be deferred, referred to as “Deferred Stock Units.”

Equity Compensation

•

Annual Grant: An Eligible Director who is serving on our Board as of the date of the annual meeting of the Company’s stockholders each calendar year is granted, on such annual meeting date, a restricted stock unit (“RSU”) award with a value of approximately $125,000 (each, an “Annual Director Grant”). Each Annual Director Grant vests in full on the earlier to occur of (i) the first anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date. The number of RSUs subject to the Annual Director Grant is determined by dividing $125,000 by the closing price for the Company’s Common Stock on the applicable grant date.

In addition, each annual grant vests in full upon a change in control of the Company (as defined in the 2016 Incentive Plan).

Deferred Compensation Plan

Our Board adopted the Claros Mortgage Trust, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), which (i) permits our non-employee directors to receive all or a portion of their annual cash retainers, as well as any cash retainers for service on a committee, in each case, earned under the Director Compensation Program in the form of fully vested RSUs, which may be deferred, referred to as “Deferred Stock Units”, and (ii) permits our executives and non-employee directors to defer the settlement of all or a portion of any RSU awards granted under the 2016 Incentive Plan in the form of Deferred Stock Units.

With respect to 2025, each of Vincent Tese and Steven L. Richman elected to defer 100% of his annual cash retainers and RSU awards earned or granted under the Director Compensation Program during 2025, and Derrick D. Cephas and W. Edward Walter III each elected to defer their RSU award.

Stock Ownership Guidelines

We have stock ownership guidelines for our non-employee directors, which require them to hold a number of shares of the Company’s Common Stock having a market value equal to or greater than three times their annual cash retainer. Non-employee directors are required to comply with the guidelines no later than the fifth anniversary of their appointment to our Board. For purposes of calculating level of compliance, shares owned outright by the applicable director (or his or her family members who reside in the same household), shares held in a grantor trust for the benefit of the director (or his or her family members who reside in the same household), shares owned by a partnership limited liability company or other entity to the extent of such director’s interest therein, and vested and unvested RSUs which vest solely based on the passage of time (including Deferred Stock Units) will count toward the ownership guidelines. Performance units that remain subject to performance conditions and unexercised options do not count toward the guidelines.

2025 Director Compensation Table

The following table sets forth information for the year ended December 31, 2025 regarding the compensation awarded to, earned by or paid to our non-employee directors who served on our Board during 2025. Mr. Mack, who served as our Chief Executive Officer during the year ended December 31, 2025, and Mr. McGillis, who served as our President and Chief Financial Officer during the year ended December 31, 2025, did not and do not receive additional compensation for service as directors, and therefore are not included in the Director Compensation table below. All compensation paid to Messrs. Mack and McGillis is reported below in the “Summary Compensation Table.” The following table does not include compensation awarded to, earned by or paid to, Denise Olsen, who became a member of our Board on March 2, 2026.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Total ($)
Mary Haggerty	110,000	125,000	235,000
Pamela Liebman	105,000	125,000	230,000
Derrick D. Cephas	115,000	125,000	240,000
Vincent Tese(5)	127,500	125,000	252,500
W. Edward Walter III	137,500	125,000	262,500
Steven L. Richman	85,000	125,000	210,000
Andrew Silberstein(6)	—	—	—

(1)

Amounts in this column represent annual board, chair, committee chair and committee member fees earned by our independent directors in 2025. Amounts include cash fees earned by a director and for which the director has elected to receive Deferred Stock Units in lieu of cash compensation in 2025 under the Deferred Compensation Plan. With respect to 2025, Vincent Tese and Steven Richman elected to defer 100% of their annual cash retainers in Deferred Stock Units and thus they did not receive cash payments for their service on the board during 2025.

(2)

Represents the grant date fair value of RSUs granted in 2025, including any RSUs elected to be deferred as Deferred Stock Units, determined in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). For a discussion of valuation assumptions for the 2025 grants, see Note 12 to our 2025 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 and filed on February 18, 2026.

(3)

As of December 31, 2025, Mses. Haggerty and Liebman and Messrs. Cephas, Walter, Tese and Richman each held 46,125 unvested RSUs. Messrs. Cephas, Walter, Tese and Richman elected to defer 100% of such RSUs in Deferred Stock Units.

(4)

As of December 31, 2025, Messrs. Cephas, Walter, Tese and Richman held 75,630, 75,630, 136,210 and 117,758 Deferred Stock Units, respectively. Mr. Silberstein did not hold any outstanding equity awards as of December 31, 2025. Fees earned in the fourth quarter of the Company’s 2025 fiscal year and paid in the form of Deferred Stock Units to Messrs. Tese and Richman in the amount of 10,315 and 6,877 Deferred Stock Units, respectively, were granted in January 2026.

(5)	Mr. Tese will not stand for re-election as a director of the Company at the Annual Meeting and will cease to be a member of our Board on such date.
(6)	Mr. Silberstein is not an Eligible Director under our Director Compensation Program.

CORPORATE GOVERNANCE

Role of the Board and Risk Oversight

Our business is managed by our Manager, subject to the supervision and oversight of our Board. Our Board has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Our directors are kept informed about our business by attending meetings of our Board and applicable committees and through supplemental reports and communications.

Our Board believes that its composition protects stockholder interests and provides sufficient independent oversight of our Manager. A majority of our current directors are “independent” under NYSE standards, as more fully described elsewhere in this Proxy Statement under “—Director Independence.” The independent directors meet separately from the personnel of our Manager on at least an annual basis and are very active in the oversight of the management of the business and affairs of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the performance, evaluation and compensation of our Manager and the selection and evaluation of directors.

Each director may add items to the agenda of Board meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our Board and each Board committee has complete and open access to our Manager and its officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement.

Our Board believes that its majority independent composition and the roles that our independent directors perform provide effective corporate governance at the board of directors level and independent oversight of both our Board and our Manager. Our current governance structure, including the functioning of the independent director component of our Board, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

Mr. Mack has served as CEO and Chairman of the Board since our founding, and our Board continues to believe that his combined role is most advantageous to us and our stockholders. Mr. Mack possesses extensive knowledge of the issues, opportunities and risks facing us, our business and our industry and has consistently demonstrated the vision and leadership necessary to focus the board of directors’ time and attention on the most critical matters and to facilitate constructive dialogue among members of the Board on strategic issues. Moreover, the combined roles enable decisive leadership, clear accountability and consistent communication of our message and strategy to all of our stakeholders.

Mr. Walter currently serves as our lead independent director. Our Board believes that having a lead independent director is in our best interest. The responsibilities of our lead independent director include (i) presiding over all meetings of the Board at which the Chairman is not present, including any executive sessions of the independent directors, (ii) approving the board of directors’ meeting schedules and agendas and (iii) acting as the liaison between the independent directors and the Chief Executive Officer and Chairman.

We are externally managed and advised by our Manager. Our Nominating and Corporate Governance Committee, in coordination with our Manager, periodically reviews and provides oversight with respect to our risk assessment, strategy, objectives, initiatives, metrics, policies, developments and practices concerning our governance and corporate responsibility, including environmental matters, among other things, and oversees the adoption of any related measures.

Our Board has generally delegated the cybersecurity risk oversight function to the Audit Committee. The Audit Committee monitors our Manager’s design and implementation of its cybersecurity risk management program. Our Manager’s Director of Technology periodically reports to the Audit Committee and provides briefings on cybersecurity risks, our Manager’s cyber risk management program, and, if applicable, any known cybersecurity incidents. The Audit Committee reports to the full Board regarding its activities, including those related to cybersecurity. Audit Committee members also receive presentations on cybersecurity topics from our Manager’s Director of Technology or external experts as part of the Board’s continuing education on topics that impact public companies.

Code of Ethics and Conduct

Our Board has adopted a Code of Ethics and Conduct (the “Code of Conduct”) that applies to our directors and employees (if any), and to all of the officers and employees of our Manager and its affiliates who provide services to us. The Code of Conduct was designed to assist directors and executive officers in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are conflicts of interest, disclosures, compliance with laws, rules and regulations, reporting, accountability and enforcement, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets and waivers. The Code of Conduct is available for viewing on our website at www.clarosmortgage.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to our Secretary at Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our Board carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are independence of our Board, separate sessions of independent directors, director qualification standards and additional selection criteria, director orientation and continuing education, director responsibilities, compensation, board access to senior management and independent advisors, annual self-evaluation of our Board and committees, director attendance, standing committees and succession planning.

Director Independence

The Corporate Governance Guidelines provide that a majority of the directors serving on our Board must be independent as required by NYSE listing standards. In addition, as permitted under the Corporate Governance Guidelines, our Board has adopted certain categorical standards (the “Director Qualification Standards”) to assist it in evaluating director candidates. The Director Qualification Standards in our Corporate Governance Guidelines are available for viewing on our website at www.clarosmortgage.com. Based upon its review of all relevant facts and circumstances, our Board has affirmatively determined that six of the nine nominees for election as a director—Steven L. Richman, Derrick D. Cephas, Mary Haggerty, Pamela Liebman, Denise Olsen and W. Edward Walter III—qualify as independent directors under the NYSE listing standards.

In connection with this review, our Board was unable to determine that our director nominees Richard Mack, Michael McGillis, and Andrew Silberstein qualify as independent directors under our Director Qualification Standards because Messrs. Mack and McGillis are executive officers of ours and are also executives of MRECS and/or its affiliates, and Mr. Silberstein is also a managing director of NB Alternatives Advisor LLC, an affiliate of which owns an interest in our Manager.

Review and Approval of Transactions with Related Persons

Our Board has adopted written policies and procedures for review, approval and ratification of transactions involving us and “related persons” (directors and executive officers, stockholders beneficially owning greater than 5% of any class of the Company’s voting securities, immediate family members of any of the foregoing or any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

Policies

•

Any covered related party transaction, other than pre-approved transactions as set forth in the Related Person Transaction Policy and Procedures, must be approved by our Audit Committee. In considering the transaction, the Audit Committee will consider all relevant factors, including, as applicable, (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; (ii) whether the transaction is consistent with the interest of the Company and its stockholders; and (iii) the extent of the related person’s interest in the transaction.

•

Management will update the Audit Committee on material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions.

Procedures

•	The Company reviews all known transactions, arrangements and relationships in which the Company and a related person are participants to determine whether a related person transaction exists.

•

The Manager’s Legal and Compliance function is responsible for developing and implementing processes and procedures deemed necessary or appropriate to obtain information regarding related persons and determining whether such potential related person transaction requires compliance with the Related Person Transaction Policy and Procedures.

•	The potential related person transaction must be reported to our general counsel by both the related person and the person at the Company responsible for such potential related person transaction.

•	All related party transactions shall be disclosed in our applicable filings with the SEC as required under applicable securities laws, rules and regulations.

Identification of Director Candidates
In accordance with the Corporate Governance Guidelines and its written charter, the Nominating and Corporate Governance Committee is responsible for recommending director candidates to our Board for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.
We seek highly qualified director candidates with a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. The Nominating and Corporate Governance Committee may also consider experience in corporate management; experience as a board member of another publicly held company; professional and academic experience relevant to the Company’s industry; strength of leadership skills; experience in finance and accounting and executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; and geographic background, gender, age and ethnicity. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Nominating and Corporate Governance Committee and Board are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool for consideration, and evaluate director candidates in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business.
The Nominating and Corporate Governance Committee routinely maintains a list of potential director candidates and skill sets required by our Board. Upon determining the need for additional or replacement Board members, the Nominating and Corporate Governance Committee will assess potential director candidates included on the list as well as other appropriate potential director candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee will consider knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our Board. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chairperson of our Board and our Chief Executive Officer, and recommend director candidates to our Board for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting of stockholders. Recommendations for nominations should be sent to the attention of our Secretary at our office at c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023, indicating the candidate’s qualifications and other relevant biographical information and providing confirmation of the candidate’s consent to serve as a director, if elected. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees.
The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.
Insider Trading Policy
We have adopted an insider trading compliance policy (the “Insider Trading Policy”) which governs the purchase, sale and/or other disposition of our securities by our directors, officers and employees, as well as all employees, partners, directors and officers of our Manager and MRECS and its affiliates, to the extent acting for or on behalf of us, that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. A copy of this policy has been filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.

Our Insider Trading Policy also prohibits our officers, directors and all employees, partners, directors and officers of our Manager and MRECS and its affiliates, to the extent acting for or on behalf of the Company, from engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of options and short sales of our securities. In addition, such persons are prohibited from engaging in certain forms of hedging transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, margin purchases of our securities, and pledging our securities as collateral to secure loans.
Personal Loans to Executive Officers and Directors
We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Communications with the Board of Directors by Stockholders and Other Interested Persons

Our Board has approved a process to enable communications with the independent members of the Board or the chairperson of any of the committees of the Board. Communications by email should be sent to cmtg-bod@mackregroup.com. Communications by regular mail should be sent to the attention of our Secretary at our office at c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our Board. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening or illegal; does not reasonably relate to us or our business; or is similarly inappropriate. Our Secretary, or his or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Executive Sessions of Independent Directors

Our independent directors meet in executive sessions typically following each regularly scheduled meeting of our Board, but in any event not less than once per year. These executive sessions of our Board are presided over by the lead independent director or another of the independent directors selected on an ad-hoc basis.

Stockholder Engagement

During the first quarter of 2025, the Company conducted targeted outreach to its largest institutional stockholders to solicit feedback on governance matters and other related topics. Sodali & Co (formerly Morrow Sodali LLC), our proxy solicitor, conducted the outreach on the Company’s behalf and contacted holders representing approximately 45% of the total outstanding shares. The Company continues to welcome dialogue with its shareholders and will consider investor feedback in its ongoing governance practices and disclosures.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Our Chief Executive Officer is Richard Mack, and our President and Chief Financial Officer is Michael McGillis. For Mr. Mack’s and Mr. McGillis’s biographies, please see “Election of Directors—Information Regarding the Nominees for Election as Directors.” The following sets forth the biographical information for our other executive officers and certain of our senior officers as of April 22, 2026.

Executive Officers

Priyanka Garg, 50, our Executive Vice President—Portfolio and Asset Management, joined MRECS in 2020 and serves as its Managing Director, Head of Credit Strategies. Ms. Garg is a member of the MRECS Investment Committee and has more than 25 years of hands-on real estate investment management experience, including leadership positions at Treeview Real Estate Advisors, a real estate advisory and asset management firm, and Westbrook Partners, a real estate investment management company. Her prior professional experience includes positions with Perry Capital Real Estate Partners and Goldman Sachs in its Whitehall Real Estate Funds group. Ms. Garg holds a B.S. in Economics from The Wharton School of the University of Pennsylvania, a M.A. in Education from the Stanford Graduate School of Education, and an M.B.A. from the Stanford Graduate School of Business.

J.D. Siegel, 51, our Executive Vice President—General Counsel and Secretary, joined MREG in 2015 and serves as its General Counsel and Chief Operating Officer. Prior to joining MREG, he was the General Counsel and Chief Compliance Officer of Aetos Capital Real Estate, a real estate investment manager focused on Asian markets. Previously, Mr. Siegel was Assistant General Counsel at Centerbridge Partners, a private equity firm. Mr. Siegel began his legal career with Shearman & Sterling. Earlier in his career, Mr. Siegel was a management consultant with ZEFER Corporation, an Internet strategy firm subsequently acquired by NEC Corporation of America, and worked in organizational development, investor relations, and as a speechwriter for Staples, Inc. Mr. Siegel holds a B.A. from Brandeis University, a J.D. from the University of Michigan Law School, and an M.B.A. from the Stephen M. Ross School of Business at the University of Michigan.

Senior Officers

Anh Huynh, 49, our Vice President—Investor Relations, joined MREG in 2017 and serves as its Executive Director of Investor Relations and Capital Raising. Prior to joining MREG, Ms. Huynh was the Director of Investor Relations at Silver Bay Realty Trust Corporation, a real estate investment company, where she oversaw the development and implementation of the company’s investor relations strategy. Prior to Silver Bay, Ms. Huynh was an Investor Relations Manager at Two Harbors Investment Corp., a Pine River Capital managed company. Earlier in her career, she held positions at eTelecare Global Solutions, Bernstein Investment Research and Management, and Edison Schools. Ms. Huynh holds a B.A. in Management Information Systems from Florida International University and an M.B.A. from the University of Chicago Booth School of Business.

Adam Ostrowsky, 46, our Vice President – Debt Capital Markets, joined MRECS in 2018 and serves as its Managing Director, Capital Markets. Prior to joining MRECS, he was Vice President of Capital Markets at H/2 Capital Partners, a commercial real estate institutional investment manager, where he led the firm’s financing and syndication efforts. Earlier in his career, Mr. Ostrowsky was an associate at several international law firms, including Clifford Chance, Thacher Proffitt & Wood, and Morrison & Foerster. Mr. Ostrowsky holds a B.S. from the State University of New York, University at Albany and a J.D. from George Washington University Law School.

Daniel Rosenblum, 42, our Vice President and Treasurer, joined MREG in 2015 and serves as its Chief Financial Officer. Prior to joining MREG, Mr. Rosenblum was Controller at Northwood Investors, a real estate investment company, from April 2011 to June 2015, where he was responsible for the finance and control functions of the company. Earlier in his career, Mr. Rosenblum was a senior associate in the assurance practice at Ernst & Young. Mr. Rosenblum is a CPA and CFA. He holds a B.A. in Economics and Business from Lafayette College and an M.S. in Accounting from the University of Virginia.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we address our philosophy, programs and processes related to the compensation paid or awarded to our named executive officers for the fiscal year ended December 31, 2025. Our named executive officers for fiscal year 2025, which consist of our principal executive officer, our principal financial officer and our two other executive officers for fiscal year 2025 are:

•	Richard J. Mack, who serves as Chief Executive Officer and is our principal executive officer;

•	Michael McGillis, who serves as President and our Chief Financial Officer and is our principal financial and accounting officer;

•	Priyanka Garg, who serves as Executive Vice President—Portfolio and Asset Management; and

•	J.D. Siegel, who serves as Executive Vice President, General Counsel and Secretary.

Compensation Philosophy, Objectives and Rewards

Overview

We are externally managed by our Manager and currently have no employees. Our executive officers are employees or principals of our Manager or one of its affiliates, and, in such capacity, devote a portion of their time to our affairs as is required pursuant to the Management Agreement. We currently do not pay our executive officers any cash compensation, and we have no compensation agreements with our executive officers, though we have previously granted equity awards to our executive officers, and we expect to grant additional equity awards to our executive officers or to our Manager or one of its affiliates on behalf of our executive officers. Additionally, we do not determine compensation amounts payable to our executive officers. Instead, our Manager or its affiliates have discretion to determine the form and level of compensation paid to and earned by our executive officers. We, in turn, pay our Manager the management fees described in “Certain Relationships and Related Transactions.”

Pursuant to the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits paid to the personnel of our Manager or its affiliates who are (1) serving as the Company’s Chief Financial Officer, and (2) performing other non-investment functions from time to time including, without limitation, corporate finance, tax, accounting, internal audit, legal, risk management, operations or compliance, as applicable, in each case based upon the percentage of time spent performing services for the Company. For clarity, the Company is not required to reimburse any compensation for any of the investment personnel of our Manager or its affiliates, including but not limited to personnel serving as the Company’s Chief Executive Officer or President.

Although our allocable share of compensation is determined based on the portion of time our Manager’s non-investment personnel provide services to the Company, their total compensation packages are not determined based on such allocation of compensation or portion of time they provide services to the Company. In 2025, none of our Chief Executive Officer, President, and Chief Financial Officer, and personnel of our Manager and its affiliates who provide services to us received pension or retirement benefits or nonqualified deferred compensation from us, and there are no severance arrangements to make cash payments to any such individual upon termination or in the event of our change in control.

Additionally, we reimburse our Manager for certain costs and expenses incurred on our behalf, including those costs and expenses related to legal, accounting, due diligence and other services, in each case to the extent consistent with the Management Agreement or as the Board may otherwise approve. For the fiscal year ended December 31, 2025, we incurred an aggregate of $36,255,000 of expenses to our Manager pursuant to the

Management Agreement, of which $32,101,000 represented management and incentive fees and $4,154,000 represented reimbursement of costs and expenses, which included the reimbursement for the salary and benefits earned by our Executive Vice President, General Counsel and Secretary as disclosed under Summary Compensation Table.

For context of our named executive officers’ compensation, our Manager paid our named executive officers’ aggregate base salary, cash bonus and Company incentive fee participation payments, as applicable, of approximately $4.7 million during fiscal year 2025, which amount represented 14.6% of the management and incentive fees we incurred to our Manager for 2025. This aggregate compensation amount excludes (i) incentive payments to our named executive officers by affiliates of our Manager specifically related to the performance of other investment vehicles that are sponsored, managed or advised by affiliates of our Manager and (ii) the compensation, disclosed in the Summary Compensation Table below, paid by us directly to our named executive officers during fiscal year 2025, including grants of RSUs.

Our Manager and its affiliates compensate their employees, including our named executive officers, in accordance with MRECS’ and MREG’s, as applicable, compensation practices. The compensation of senior employees at MRECS and MREG, including our named executive officers, may consist of a combination of the following components: (i) an annual base salary, (ii) an annual cash bonus payment, (iii) an allocation of incentive fees, carried interest or similar amounts, the payment of which is based on the performance of investment vehicles managed by MRECS and MREG, as applicable, and (iv) various employee benefit plans and programs. For 2025, our named executive officers’ compensation paid by MRECS and MREG, in the aggregate, was apportioned approximately 26% to fixed compensation (e.g., base salary) and 74% to performance-based compensation (e.g., annual cash bonus), on average, excluding RSUs. Our Manager did not utilize any fixed performance metrics to determine the amount of variable compensation payable to our named executive officers in 2025, but rather considered a range of various factors, including, without limitation, Distributable Earnings (Loss), Net Income (Loss) and Total Shareholder Return (“TSR”) as deemed appropriate in the Manager’s discretion based on each named executive officer’s position.

2025 Say-on-Pay Vote

In 2025, we provided our stockholders with the opportunity to vote on the advisory approval of the compensation of our named executive officers (a “say-on-pay proposal”). The Compensation Committee considered the say-on-pay vote results from the prior Annual Meeting in its evaluation of the compensation program for our named executive officers. At our 2025 Annual Meeting, approximately 74 % of the votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our executive compensation program.

Role of Compensation Committee

Currently, we do not have any employees, and our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as executive officers. Accordingly, our Compensation Committee does not currently make any recommendations regarding the base salaries and target bonus levels of our named executive officers. Our Compensation Committee reviews and approves the equity-based awards to be paid or made by us to our named executive officers based on recommendations from the Company’s Chairman, President and outside compensation consultant. Our executive officers do not participate in the deliberations or recommendations with respect to the form or amount of executive officer compensation.

Role of Compensation Consultant and Peer Group

The Compensation Committee engaged the services of a compensation consultant, Farient Advisors (“Farient”) to advise it on a variety of compensation-related matters, including assisting the Compensation Committee in developing its director and executive compensation programs, setting director and executive compensation levels, and reviewing and advising the Compensation Committee regarding the size of the Company’s equity award pool for 2025. Other than advising the Compensation Committee as described above, Farient has no other relationships with the Company and is considered an independent third-party advisor. At the time of the engagement of Farient, the Compensation Committee reviewed Farient’s independence and determined that Farient’s work for the Compensation Committee did not raise any conflict of interest pursuant to SEC and NYSE rules.

Farient also assists the Compensation Committee in identifying an appropriate peer group of companies for use as a reference when determining director and executive compensation. The peer group is established based on factors such as market capitalization, total enterprise value, and comparability to the Company’s business model as an externally-managed commercial mortgage REIT. In connection with its advice, Farient provided the Compensation Committee with a peer group consisting of mortgage REITs most closely resembling and comparable to our Company (“Tier 1 Peers”) and other mortgage REITs that are generally comparable to our Company (“Tier 2 Peers”). The following table sets forth the companies comprising each of the Tier 1 Peers and Tier 2 Peers:

Tier 1 Peers	Tier 2 Peers
Apollo Commercial Real Estate	BrightSpire Capital
Ares Commercial Real Estate	Granite Point Mortgage Trust
Blackstone Mortgage Trust	Ladder Capital
KKR Real Estate Finance Trust	Ready Capital
TPG RE Finance	Starwood Property Trust

Our Compensation Committee periodically reviews the foregoing comparable company data in connection with its ongoing analysis of the compensation program for our named executive officers. The Compensation Committee does not rely entirely on that data to determine named executive officer compensation. Instead, as described above and consistent with past practice, the Compensation Committee members rely on their judgment and experience in setting those compensation levels and making those awards. As a result, variations on this pay positioning occur from year to year.

We expect that the Compensation Committee will continue to review comparable company data from time to time in connection with setting the compensation we offer our named executive officers to help ensure that our compensation programs are competitive and fair.

Equity-Based Compensation

We have adopted the 2016 Incentive Plan under which we may award equity-based and cash-based awards to our and our subsidiaries’ directors, officers, employees, consultants and advisors and the directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries. In addition, the 2016 Incentive Plan permits us to grant awards to our Manager, which may in turn grant awards to employees or directors of it and its affiliates.

The Compensation Committee has granted and may continue to grant, from time to time, equity-based awards designed to align the interests of our named executive officers with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers.

In April 2025, Messrs. Mack, McGillis and Siegel and Ms. Garg received annual RSU grants for the 2025 fiscal year as set forth below. The RSUs vest in three substantially equal annual installments beginning on April 1,

2026, subject to the applicable named executive officer’s continued service through the applicable vesting date. The following table sets forth the RSUs granted to our named executive officers in fiscal year 2025.

Named Executive Officer	Total 2025 RSUs Granted
Richard J. Mack	311,625
Michael McGillis	155,500
Priyanka Garg	195,000
J.D. Siegel	104,000

Deferred Compensation Plan

We maintain a Deferred Compensation Plan, which (i) permits our non-employee directors to receive all or a portion of their annual cash retainers, as well as any cash retainers for service on a committee, in each case, earned under the Director Compensation Program in the form of fully vested Deferred Stock Units, and (ii) permits our executives and non-employee directors to defer the settlement of all or a portion of any RSU awards granted under the 2016 Incentive Plan in the form of Deferred Stock Units.

The Deferred Compensation Plan is an unfunded, unsecured deferred compensation plan that allows participants to defer receipt of shares of the Company’s Common Stock issuable upon vesting of any RSU in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986. Our and our subsidiaries’ directors, officers, employees, consultants and advisors and the directors, officers and employees of our Manager and its affiliates that are providing services to us and our subsidiaries are eligible to participate in the Deferred Compensation Plan, as determined by the plan administrator.

Pursuant to the Deferred Compensation Plan, participants may elect to defer shares of the Company’s Common Stock issuable upon vesting of any RSU granted to such participant. Deferred Stock Units credited to participants shall be entitled to dividend equivalent payments upon payment by the Company of dividends on shares of the Company’s Common Stock in the same form and amount equal to the amount of such dividends.

Distributions under the Deferred Compensation Plan will generally be paid on the earliest to occur of (i) the date of an in-service distribution, as elected by the participant, (ii) the participant’s termination of employment or service or (iii) a change in control (as defined in the Deferred Compensation Plan).

Prohibition on Hedging and Pledging

Our Insider Trading Policy prohibits our officers, directors and all employees, partners, directors and officers of our Manager and MRECS and its affiliates, to the extent acting for or on behalf of the Company, from engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of options and short sales of our securities. In addition, such persons are prohibited from engaging in certain forms of hedging transactions, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, margin purchases of our securities, and pledging our securities as collateral to secure loans.

Clawback Policy

We have adopted a compensation recovery policy that requires the recovery of certain erroneously paid incentive compensation received by our Section 16 officers on or after October 2, 2023, as required by SEC rules and NYSE Listing Standards implemented pursuant to the Dodd-Frank Act. Our clawback policy allows us to recover time-vesting or performance-vesting equity compensation (in addition to other forms of compensation).

Equity Grant Practices
We do not grant stock options. We also do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. During fiscal year 2025, we did not grant equity awards to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information. We have
not timed
the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for grants to named executive officers in 2025.
Accounting Policies for Stock-Based Compensation
ASC Topic 718,
Compensation
–
Stock Compensation
(“ASC 718”) requires us to recognize an expense for the fair value of stock-based compensation awards. Grants of stock options, restricted stock, performance shares and RSUs under our equity incentive award plans are accounted for under ASC 718.
The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting treatment of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the board of directors of Claros Mortgage Trust, Inc., a Maryland corporation (the “Company”), comprised of Mr. Tese (Chairperson), Mr. Cephas and Ms. Liebman, has reviewed and discussed the information required by Item 402(b) of Regulation S-K and contained in the Compensation Discussion and Analysis section of the Company’s proxy statement for the 2026 annual meeting of stockholders (the “Proxy Statement”) with our management. Based on the review and discussions, the Compensation Committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Compensation Committee of the Board of Directors

Vincent Tese (Chair)

Derrick D. Cephas

Pamela Liebman

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Richard J. Mack,	2025	—	—	$757,249	—	$757,249
Chief Executive Officer	2024	—	—	$2,556,914	—	$2,556,914
	2023	—	—	$3,354,032	—	$3,354,032
Michael McGillis,	2025	—	—	$377,865	—	$377,865
President and Chief Financial Officer	2024	—	—	$836,270	—	$836,270
	2023	—	—	$903,661	—	$903,661
Priyanka Garg,	2025	—	—	$473,850	—	$473,850
Executive Vice President, Portfolio and Asset Management	2024	—	—	$1,205,000	—	$1,205,000
	2023	—	—	$1,130,000	—	$1,130,000
J.D. Siegel,	2025	$188,531	$503,714	$252,720	—	$944,965
Executive Vice President, General Counsel and Secretary(3)	2024	$125,531	$302,690	$482,000	—	$910,221
	2023	$133,125	$310,625	$339,000	—	$782,750

(1)	Each of our named executive officers is an employee of an affiliate of our Manager and is not paid cash compensation by us.
(2)

Represents the grant date fair value of RSUs granted in 2025 to our named executive officers determined in accordance with ASC 718. For a discussion of valuation assumptions for the 2025 grants, see Note 12 to our 2025 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 and filed on February 18, 2026.

(3)

In 2025, Mr. Siegel was an employee of an affiliate of our Manager and was not paid compensation by us, other than RSUs awarded by us to Mr. Siegel. Amounts in the columns entitled “Salary” and “Bonus” represent allocable amounts incurred by our Manager or its affiliates and reimbursed by us pursuant to the Management Agreement in consideration of services rendered by Mr. Siegel.

GRANTS OF PLAN BASED AWARDS IN 2025

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2025. This table presents information regarding all grants of plan-based awards occurring during fiscal 2025.

Name	Grant Date	Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair value of Stock and Option Awards ($)(2)
Richard J. Mack	4/27/2025	311,625	$757,249
Michael McGillis	4/27/2025	155,500	$377,865
Priyanka Garg	4/27/2025	195,000	$473,850
J.D. Siegel	4/27/2025	104,000	$252,720

(1)

Represents time-based RSU awards granted to our named executive officers during 2025 which vest in three equal installments on each of the first, second and third anniversaries of April 1, 2025, subject to the applicable named executive officer’s continued service through the applicable vesting date. Each RSU was granted with the right to receive dividend equivalents on unvested RSUs.

(2)

Represents the grant date fair value of RSUs granted in 2025 to our named executive officers determined in accordance with ASC 718. For a discussion of valuation assumptions for the 2025 grants, see Note 12 to our 2025 Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 and filed on February 18, 2026.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2025. All stock awards were granted pursuant to our 2016 Incentive Plan.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)(1)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Richard J. Mack	587,391	$1,797,416
Michael McGillis	239,991	$734,372
Priyanka Garg	311,668	$953,704
J.D. Siegel	147,334	$450,842

(1)	Includes RSUs granted on March 30, 2023, of which one-third vested on April 1, 2024, one-third vested on April 1, 2025, and one-third vested on April 1, 2026.
(2)

Includes RSUs granted on March 25, 2024, of which one-third vested on April 1, 2025 and one-third vested on April 1, 2026, and which the remaining RSUs will vest on April 1, 2027, subject to the executive’s continued service through the applicable vesting date. The RSUs shall vest in full upon the executive’s death or disability.

(3)

Includes RSUs granted on April 27, 2025, of which one-third vested on April 1, 2026, and which the remaining RSUs will vest in substantially equal installments on April 1, 2027 and April 1, 2028, subject to the executive’s continued service through the applicable vesting date. The RSUs shall vest in full upon the executive’s death or disability.

(4)	Amounts reported are based on the closing price of our Common Stock on the NYSE as of December 31, 2025, the last trading day of the fiscal year, of $3.06 per share.

OPTIONS EXERCISED AND STOCK VESTED

The following table contains information about the vesting of RSUs during 2025 by the named executive officers of the Company. None of the named executive officers held any options during 2025.

Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Richard J. Mack	442,173	$1,437,430
Michael McGillis	115,521	$380,244
Priyanka Garg	119,999	$407,246
J.D. Siegel	50,189	$166,991

(1)

Amounts shown above reflect the total number of shares of Common Stock underlying the vested RSUs. The 2016 Incentive Plan permits participants thereof to settle tax liabilities incurred pursuant to the vesting of RSUs thereunder through a reduction of the number of shares of Common Stock deliverable upon settlement of such RSU. Amount reflects total number of shares of Common Stock underlying the vested RSUs. During 2025, Messrs. Mack, McGillis, and Siegel and Ms. Garg reduced the number of shares deliverable upon settlement of their RSUs to satisfy related tax obligations and, as a result received 197,897, 67,083, 24,630, and 55,191 shares of our Common Stock, respectively, in exchange for vested RSUs.

(2)	Amounts shown are calculated by multiplying the fair market value of our Common Stock on the applicable vesting date by the number of RSUs that vested on such date.

NONQUALIFIED DEFERRED COMPENSATION

No equity awards were deferred by our named executive officers under the Deferred Compensation Plan in fiscal year 2025.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Terms of Equity Awards. The 2016 Incentive Plan does not generally require that equity awards be accelerated upon a change in control (as defined in the 2016 Incentive Plan). Rather, the compensation committee retains discretion to determine the treatment of outstanding equity awards on such terms and conditions as it deems appropriate under the 2016 Incentive Plan, including whether to provide for acceleration of vesting, or assumption or substitution of such equity awards by a successor corporation. Notwithstanding the foregoing, in the event of a change in control where the successor corporation does not assume or substitute the then outstanding equity awards, such equity awards will immediately vest or become exercisable and be deemed exercised immediately prior to the change in control, as applicable. Additionally, pursuant to the terms of the named executive officers’ individual RSU award agreements, upon the named executive officer’s termination of employment for death or “disability” (as defined in the 2016 Incentive Plan), any unvested RSUs will immediately vest.

The following table summarizes the payments that would have been made to our named executive officers upon the occurrence of a qualifying termination of employment (whether or not in connection with a change in control), assuming that the executive’s termination of employment with our Company occurred on December 31, 2025. The following table also assumes that a successor corporation would assume or provide substitute equity awards in a change in control.

Name	Death ($)(1)	Disability ($) (1)

Richard J. Mack	$1,797,416	$1,797,416
Michael McGillis	$734,372	$734,372
Priyanka Garg	$953,704	$953,704
J.D. Siegel	$450,842	$450,842

(1)
Represents the sum of the values attributable to the accelerated vesting of the unvested portion of all outstanding RSUs held by the named executive officers as of December 31, 2025. The value of the accelerated equity awards was calculated based on the closing price of our Common Stock on the NYSE as of December 31, 2025, the last trading day of the fiscal year, of $3.06 per share.

CEO PAY RATIO
Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation
S-K
require us to provide information regarding the relationship of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median compensated employee. Disclosure pursuant to such requirement is not included herein because we are externally managed by our Manager and currently have no employees.
PAY VERSUS PERFORMANCE TABLE
The following table sets forth information concerning the compensation of our named executive officers (NEOs), including our principal executive officer (PEO), for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025 and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on: (2)
Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”) ($)	Compensation Actually Paid to PEO ($) (1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($) (1)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)	Net Income (Loss) ($mms)	Distributable Earnings (Loss) ($mms) (4)(5)
2025	$757,249	$(10,238)	$598,893	$463,046	$24.18	$118.36	$(489.07)	$(268.96)
2024	$2,556,914	$(4,206,659)	$978,873	$(1,198,536)	$35.72	$93.33	$(221.27)	$(95.65)
2023	$3,354,032	$3,825,032	$868,714	$973,020	$100.41	$82.17	$6.03	$39.94
2022	$14,310,747	$12,093,805	$2,109,503	$1,798,969	$97.63	$71.80	$112.06	$194.35
2021	—	—	—	—	$98.68	$94.90	$170.54	$168.45

(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2025	Richard J. Mack	Michael McGillis, Priyanka Garg and J.D. Siegel
2024	Richard J. Mack	Michael McGillis, Kevin Cullinan, Priyanka Garg and J.D. Siegel
2023	Richard J. Mack	Jai Agarwal, Michael McGillis, Kevin Cullinan, Priyanka Garg and J.D. Siegel
2022	Richard J. Mack	Jai Agarwal, Michael McGillis, Kevin Cullinan, Priyanka Garg and J.D. Siegel
2021	Richard J. Mack	Michael McGillis

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows. No other adjustments are required under applicable SEC rules.

	2025
Adjustments (a)	PEO	Average Non- PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable Fiscal Year (“FY”)	($757,249)	($368,145)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$953,573	$463,590
Deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to year that were Outstanding and Unvested as of Year-end	($402,618)	($118,985)
Deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	($561,192)	($112,308)
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	$—	$—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	$—	$—
TOTAL ADJUSTMENTS	($767,487)	($135,848)

(a)
Time-based RSU award grant date fair values were calculated using the stock price as of the date of grant. The valuation assumptions used to calculate the fair values of the time-based RSU awards that were outstanding as of the end of the covered fiscal year have been adjusted using the stock price as of year-end.
The closing price of our Common Stock on the NYSE as of December 31, 2025, the last trading day of the fiscal year, was $3.06 per share.

(2)
TSR as calculated based on a fixed investment of one hundred ($100) dollars measured from the market close on November 3, 2021 (the date our common stock began trading on the NYSE) through and including the end of the fiscal year for each year reported in the table as required by Item 402(v) of Regulation
S-K.

(3)
For the 2024 and 2025 fiscal years, represents the cumulative TSR (the “Peer Group TSR”) of the Dow Jones U.S. Mortgage REIT Index (the “
Peer Group
”). For the 2023, 2022 and 2021 fiscal years, represents the cumulative TSR of the Bloomberg REIT Mortgage Index (the “
Prior Peer Group
”). Starting with the 2024 fiscal year, we determined to use the Peer Group instead of the Prior Peer Group because the Prior Peer Group was discontinued in 2024. As such, we are unable to calculate the cumulative TSR of the Prior Peer Group for the 2024 and following fiscal years.

(4)
As an externally managed company, we do not maintain an incentive compensation program that enables us to disclose a “company-selected measure” within the meaning of the SEC rules. However, we have chosen to disclose information regarding Distributable Earnings (Loss), which we believe is the most important financial performance measure in evaluating our NEOs’ compensation as compared to company performance.

(5)
Distributable Earnings (Loss) is a
non-Generally
Accepted Accounting Principles (“GAAP”) measure used to evaluate our performance excluding the effects of certain transactions, non-cash
items and GAAP adjustments, as determined by our Manager. Distributable Earnings (Loss) is a
non-GAAP
measure, which we define as net income (loss) in accordance with GAAP, excluding
(i) non-cash
stock-based compensation expense, (ii) real estate owned
held-for-investment
depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market
valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period,
(iv) one-time
events pursuant to changes in GAAP and (v) certain
non-cash
items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees we pay our Manager. A reconciliation of net income (loss) to Distributable Earnings (Loss) is available in Appendix A of this Proxy Statement.

Narrative Disclosure to Pay Versus Performance
Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR,
(ii) our Peer Group TSR,
(iii) our Net Income (Loss),
and (iv) our Distributable Earnings (Loss), in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024 and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid and Distributable Earnings (Loss) ($mms)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
$168.45
$194.35
$39.94
-$95.65
-$268.96
$0
$0
$12,094
$1,799
$3,825
$973
-$4,207
-$1,199
-$10
$463
2021
2022
2023
2024
2025
*Compensation in $000s
PEO Pay
NEO Pay
Distributable Earnings (Loss)

Compensation Actually Paid and Net Income (Loss) ($mms)
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
$170.54
$112.06
$6.03
-$221.27
-$489.07
$0
$0
$12,094
$1,799
$3,825
$973
-$4,207
-$1,199
-$10
$463
2021
2022
2023
2024
2025
*Compensation in $000s
PEO Pay
NEO Pay
Net Income (Loss)

Compensation Actually Paid and TSR Performance
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
-$6,000
$100.00
$98.68
$97.63
$100.41
$93.33
$118.36
$100.00
$94.90
$71.80
$82.17
$24.18
$35.72
$0
$0
$12,094
$1,799
$3,825
$973
-$4,207
-$1,199
-$10
$463
11/3/2021
2021
2022
2023
2024
2025
*Compensation in $000s
PEO Pay
NEO Pay
CMTG TSR
Dow Jones U.S. Mortgage REIT Index TSR

Pay Versus Performance Tabular
List
As mentioned above, as an externally managed company we do not maintain an ince
ntive compensation program that contains financial performance measures related to CMTG. However, we believe the following performance measures represent the most important financial performance measures in evaluating compensation actually paid to our NEOs for the fiscal year ended December 31, 2025 related to CMTG:

•	Distributable Earnings (Loss);

•	Net Income (Loss); and

•	TSR.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025 regarding shares outstanding and available for issuance under our 2016 Incentive Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders (1)	3,066,355	(2)	—	2,073,456
Equity compensation plans not approved by stockholders	—		—	—

Total	3,066,355		—	2,073,456

(1)	Represents the 2016 Incentive Plan.
(2)
Represents the number of shares subject to outstanding awards granted under the 2016 Incentive Plan. There are 2,845,627 shares subject to outstanding RSUs and 220,728 shares subject to outstanding Deferred Stock Units.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Vincent Tese (Chairperson), Derrick D. Cephas, and Pamela Liebman served on our Compensation Committee during 2025. There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock of the Company or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest, other than as described below.

Management Agreement

Pursuant to the Management Agreement with our Manager, our Manager is responsible for administering (or engaging and overseeing external vendors that administer) our business activities and day-to-day operations and, through a services agreement with MRECS, provides us with our management team and other necessary professionals and support personnel. The Management Agreement requires our Manager to manage our business affairs in conformity with our investment guidelines and policies that are approved and monitored by our Board. Our Manager acts under the supervision and direction of our Board.

Our Manager is an affiliate of MRECS, and all of our officers are employees or principals of MRECS or its affiliates which are provided to our Manager pursuant to a services agreement with MRECS. In addition, as of December 31, 2025, Almanac had a limited partnership interest in our Manager, resulting in an economic interest in its profits and losses. As a result, the Management Agreement between us and our Manager was negotiated between related parties, and the terms, including fees, expense reimbursements and other amounts payable to our Manager, may not be as favorable to us as if they had been negotiated at arm’s length between unaffiliated third parties.

Pursuant to the Management Agreement, we are obligated to pay our Manager certain base management and incentive fees, as set forth in greater detail below. These fees to be paid by us to our Manager will be reduced by an amount equal to our percentage ownership interest in any joint venture or other similar pooled investment arrangement multiplied by the aggregate management fees (including base management fees and incentive fees) paid by such joint venture or other similar pooled investment arrangement to our Manager or an affiliate of our Manager for the same period, which currently includes fees paid to our Manager pursuant to its separate management agreement with CMTG/TT Mortgage REIT LLC, a Delaware limited liability company (the “JV”).

Pursuant to the terms of our Management Agreement, we will pay our Manager a base management fee in an amount equal to 1.5% per annum of our stockholders’ equity, determined on a quarterly basis. Our Manager will also be entitled to an incentive fee with respect to each calendar quarter (or part thereof that the Management Agreement is in effect), payable quarterly in arrears in cash, in an amount not less than zero, equal to the difference between the (1) product of (a) 20% and (b) the difference between (i) Core Earnings (as defined in the Management Agreement) on a rolling four-quarter basis and before the incentive fee for the current quarter, and (ii) the product of (a) the weighted average of the issue price per share of our Common Stock in all of our offerings from and after the date of the Management Agreement (including an offering that results in a listing on a national stock exchange) multiplied by the weighted average number of shares of our Common Stock outstanding (including any restricted shares of our Common Stock and any other shares of our Common Stock underlying awards granted under our equity incentive plans, if any) in such four quarter period and (b) 7% per annum (or 1.75% per quarter) and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous four quarters, if any. However, no incentive fee will be payable with respect to any calendar quarter unless Core Earnings for the 12 most recently completed calendar quarters are greater than zero.

The Management Agreement automatically renews for successive one-year terms on each anniversary of August 25, 2025 unless terminated in accordance with its terms or until such time at which all of our investments have been disposed of by a Complete Disposition. If we default in the performance or observance of any material term, condition or covenant contained in the Management Agreement and our Manager terminates the Management Agreement, the Management Agreement provides that we will pay our Manager a termination fee equal to three times the sum of the average annual base management fee and the average annual incentive fee earned during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

On January 30, 2026 and in connection with the Term Loan Agreement, we amended our Management Agreement and our Bylaws. The Term Loan Agreement provides the lenders with the right to appoint two non-voting observers to our Board, each of whom must qualify as independent under the standards of the New York Stock Exchange and be reasonably satisfactory to us. The Term Loan Agreement also provides additional governance rights upon the occurrence and continuance of a material event of default (“MEOD”), including the right to have the two board observers be automatically appointed to our Board (the “Designated Directors”) and to have such Designated Directors, through a restructuring committee, participate in a review of our Manager and have such restructuring committee make a recommendation to the Board regarding whether or not to terminate our Manager. In such instances and prior to termination, only fees and expenses incurred subsequent to the MEOD necessary to cover our Manager’s operating costs may be paid by us. Such amendment is only effective until the Term Loan Agreement is repaid in full (the “Indebtedness Period”).

We may terminate the Management Agreement at any time, without the payment of any termination fee, in the following situations:

•

our Manager or any of its affiliates materially breaches any provision of the Management Agreement and the breach continues for a period of 30 days after the earlier of (A) our Manager becoming aware of the breach, or (B) we deliver written notice specifying the breach to our Manager, provided that if our Manager is proceeding with all reasonable diligence to cure the breach and can reasonably be expected to complete the cure within the ensuing 15 days, the 30 day period will be extended to 45 days;

•	our Manager or any of its affiliates engages in any act of fraud, misappropriation of funds, or embezzlement against us, any of our subsidiaries or otherwise;

•	there is an event of any gross negligence on the part of our Manager or any of its affiliates in the performance of the duties of our Manager under the Management Agreement;

•	our Manager willfully defaults on any of its obligations under the Management Agreement;

•

there is a commencement of any proceeding relating to our Manager’s bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•

upon 30 days’ prior written notice during the Indebtedness Period, if our Board decides in its sole discretion to terminate the Manager upon the recommendation of the restructuring committee in accordance with Section 5.16 of the Term Loan Agreement;

•	our Manager is convicted (including a plea of nolo contendere) of a felony; or

•	there is a dissolution of our Manager.

During the Indebtedness Period, the Management Agreement may not be amended, modified or waived in any respect that is adverse to the HPS Agent or the lenders under the Term Loan Agreement without the prior written consent of the HPS Agent, who is an intended third-party beneficiary of the Management Agreement.

For the period ended December 31, 2025, we incurred approximately $32.1 million in management and incentive fee expense. In addition to the management and incentive fees, we are also responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of our Company or for certain services provided by our Manager to our Company. For the year ended December 31, 2025, we incurred approximately $4.2 million of expenses related to reimbursements for certain expenses paid by our Manager on behalf of our Company. On December 31, 2025, we recorded a “management fee payable – affiliate” liability that included approximately $7.8 million for management fees incurred but not yet paid, and a liability of approximately $1.0 million for reimbursable expenses due to our Manager which is included on the consolidated balance sheet in “accounts payable, accrued expenses and other liabilities.”

CMTG/TT Mortgage REIT LLC

As of December 31, 2025, the JV held an interest in a loan investment secured by the same collateral as one of our loan investments. The interest held by the JV had an aggregate unpaid principal balance of $78.5 million. Ownership of the JV is comprised of (a) our 51% membership interest in the JV and (b) CMTG Investor, L.P.’s 49% membership interest in the JV. We do not anticipate making any new loan investments through the JV.

Pursuant to the management agreement between our Manager and the JV, our Manager provides for the day-to-day management of the JV’s operations and provides the JV with its management team and appropriate support personnel.

For the period from January 1, 2025 to December 31, 2025, the JV incurred to our Manager base management fees of approximately $0.2 million and did not incur any incentive fees.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they may be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. The indemnification provided under the indemnification agreements will not be exclusive of any other indemnity rights.

Related Party Transaction Policies

In order to avoid any actual or perceived conflicts of interest between our Manager, MRECS, any of their affiliates or any investment vehicle sponsored or managed by MRECS or any of its affiliates, which we refer to as the MRECS parties, and us, our approval is required to approve (a) any purchase of our investments by any of the MRECS parties and (b) any purchase by us of any assets of any of the MRECS parties.

In addition, our Board has adopted a written related party transaction policy setting forth the policies and procedures for the review, approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any financial transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related party had or will have a direct or indirect material interest. Under the policy, related party transactions will be approved or ratified by our Board or a duly authorized committee of our Board. Directors will recuse themselves from any vote on a related party transaction in which they have an interest.

Registration Rights Agreements

On July 8, 2016, we entered into three separate registration rights agreements between us and Fuyou, Almanac and Mack CMTG Holdings LLC, an affiliate of MRECS (as assignees of Claros REIT Holdings LP, or Claros REIT Holdings, and CMTG Investor, L.P., respectively); on January 17, 2017, we entered into a registration rights agreement between us and Delta Master Trust in connection with its investment in us; and on May 15, 2018, we entered into a registration rights agreement between us and Beaverhead Capital, LLC in connection with its investment in us. All five registration rights agreements have substantially similar terms, but the registration rights of Delta Master Trust and Beaverhead Capital, LLC have both expired. These agreements provide that as soon as practicable following the date on which we first become eligible to file a registration statement with the SEC on Form S-3, we will file such registration statement on Form S-3 permitting the investors (or their assignees) to sell shares from time to time. On February 20, 2025, we filed a registration statement on Form S-3 registering the resale of 16,058,983 shares of our Common Stock held by certain pre-initial public offering stockholders. These shares are freely tradable without compliance with Rule 144.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information as of April 7, 2026, the record date, regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our named executive officers, (iii) our directors and director nominees, and (iv) all of our directors, director nominees and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of the record date through the vesting of RSUs or other rights, but does not include director deferred stock units that are fully vested or vest within 60 days of the record date. Deferred stock units convert into shares of Common Stock on a one-for-one basis, or at the election of the Company into cash, following the deferral period (as defined in the Deferred Compensation Plan), which deferral periods do not occur within 60 days following the record date. Unless otherwise noted in the footnotes to this table, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned, subject to community property laws, where applicable. The percentages below are based on 140,218,764 shares of our Common Stock outstanding as of the record date.

Name and Business Address	Common Stock (1)		Percent of Class
Directors and Named Executive Officers
Richard Mack	2,421,166		1.7%
Michael McGillis	470,423		*
Priyanka Garg	250,320		*
J.D. Siegel	146,674		*
Derrick D. Cephas(2)	—		*
Mary Haggerty(3)	76,830		*
Pamela Liebman(3)	80,630		*
Steven L. Richman(4)	18,500		*
Andrew Silberstein	—		—
Vincent Tese(5)	166,264		*
W. Edward Walter III(6)	71,475		*
All current directors and executive officers as a group (11 persons)	3,702,282	(7)	2.6%
Greater than 5% Beneficial Owners
Entities affiliated with Hyundai Investments(8)	20,804,669		14.8%
Beaverhead Capital, LLC(9)	15,126,917		10.7%
OCA Investment Partners LLC, OCA CMTG LLC(10)	9,855,555		7.0%
ARS VII Claros Investor, LP(11)	8,750,000		6.2%
Blackrock Inc.(12)	8,175,532		5.8%
Teacher Retirement System of Texas(13)	7,466,436		5.3%
Pingan Real Estate Capital Limited(14)	7,306,984		5.2%

*	Represents less than 1% of issued and outstanding shares of Common Stock.
(1)	Rounded down to the nearest whole share.
(2)	Excludes 75,630 Deferred Stock Units.
(3)	Includes 46,125 RSUs that vest within 60 days of the record date.
(4)	Excludes 133,794 Deferred Stock Units.
(5)	Includes 160,264 Deferred Stock Units that may be converted to shares within 60 days of the record date due to Mr. Tese not standing for reelection.
(6)

Consists of (i) 32,715 shares of Common Stock held directly, (ii) 6,760 shares of Common Stock held by WillJen LLC, a Virginia limited liability company (“WillJen”), and (iii) 32,000 shares of Common Stock held by WillJen2 LLC. W. Edward Walter III is the managing member of WillJen and thus is deemed to beneficially own the shares held by WillJen. Mr. Walter disclaims beneficial ownership of the shares held by WillJen, except to the extent of any pecuniary interest therein. Excludes 75,630 Deferred Stock Units.

(7)	Includes 92,250 RSUs that vest within 60 days of the record date.
(8)

Based on an Amendment to Schedule 13G reporting holdings as of March 31, 2025, filed with the SEC on May 15, 2025 by Hyundai Investments Co., Ltd, an investment advisor registered under Korean law (the “Investment Manager”). Represents shares held for the benefit of five private trusts (the “Trusts”) that are managed by the Investment Manager, of which 8,040,703 shares of Common Stock are held for Hyundai Investments MACK US Debt Professional Investors Private Real Estate Investment Trust No. 4 and 9,720,173 shares of Common Stock are held for Hyundai Investments MACK US Debt Professional Investors Private Real Estate Investment Trust No. 20. The amount of shares of Common Stock held for each of the other three Trusts does not exceed 5.0% of the shares of Common Stock. The Investment Manager reports sole voting and dispositive power over these shares, and disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The address for the Investment Manager is 10F Shinyoung Securities Building, 16, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul, 07330 Republic of South Korea.

(9)

Based on an Amendment to Schedule 13G reporting holdings as of August 1, 2024, filed with the SEC on August 9, 2024 in part by Beaverhead Capital, LLC. (“Beaverhead Capital”), Koch Industries, LLC (“Koch Holdings”), and Koch, Inc. Beaverhead Capital is beneficially owned by Koch Holdings, and Koch, Inc. is the manager of Koch Holdings. Koch, Inc. and Koch Holdings may be deemed to beneficially own the shares held by Beaverhead Capital by virtue of Koch, Inc.’s appointment as manager of Koch Holdings and Koch Holdings’ beneficial ownership of Beaverhead Capital. Koch, Inc. and Beaverhead Capital report sole voting and dispositive power over these shares. The address for Beaverhead Capital, Koch Holdings and Koch, Inc. is 4111 E. 37th Street North, Wichita, Kansas 67220.

(10)

Based on a Schedule 13G reporting holdings as of December 31, 2021, filed with the SEC on May 27, 2022 by OCA CMTG LLC and Offit Capital Advisors. OCA and Offit Capital Advisors report sole dispositive and voting power over the shares. The address for OCA and of Offit Capital Advisors is 485 Lexington Avenue, New York, New York 10017.

(11)

Based on a Schedule 13G reporting holdings as of December 31, 2021, filed with the SEC on February 15, 2022 by ARS VII Claros Investor, LP, a Delaware limited partnership and affiliate of Almanac (“ARS VII”), and NB Alternatives Advisers LLC (“NBAA”), as investment manager and affiliate of Almanac. NBAA and ARS VII report shared voting power and investment power over these shares. Andrew M. Silberstein serves as Almanac’s designee to our Board, but he does not have any voting or dispositive power over the shares held by ARS VII. NBAA disclaims beneficial ownership of these shares. The address for ARS VII and NBAA is 325 N. Saint Paul Street, Suite 4900, Dallas, Texas 75201.

(12)

Based on an Amendment to Schedule 13G reporting holdings as of March 31, 2025, filed with the SEC on April 17, 2025. BlackRock Inc. (“Blackrock”) beneficially owns 8,175,532 shares of Common Stock, with sole power to vote on 7,989,985 of such shares, shared power to vote on none of such shares, sole power to dispose of 8,175,532 of such shares, and shared power to dispose of none of such shares through itself and being the parent holding company or control person over each of the following subsidiaries: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors, and BlackRock Fund Managers Ltd, each individually owning less than 5% of the total outstanding shares of Common Stock. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(13)

Based on an Amendment to Schedule 13G reporting holdings as of December 31, 2023, filed with the SEC on February 6, 2024. Represents shares held by Teacher Retirement System of Texas, who reports sole voting and dispositive power over these shares. The address for Teacher Retirement System of Texas is Teacher Retirement System of Texas, 1000 Red River Street, Austin, Texas 78701.

(14)

Based on a Schedule 13G reporting holdings as of November 5, 2021, filed with the SEC on January 27, 2022. Represents shares held by PARE, a company incorporated under the laws of Hong Kong, which is ultimately controlled by Ping An Insurance (Group) Company of China Ltd., a company listed on the Hong Kong Stock Exchange, and which may be deemed to have shared voting and dispositive power over these shares. Steven L. Richman serves as PARE’s designee on our Board, but he does not have any voting or dispositive power over the shares held by PARE. The address of PARE is Room 2107, 21/F, C Wu Building, 302-308 Hennessy Road, Wanchai, Hong Kong. The address of Ping An Insurance (Group) Company of China Ltd. is 47th, 48th, 109th, 110th, 111th and 112th Floors, Ping An Finance Centre, No. 5033 Yitian Road, Futian District, Shenzhen, Guangdong Province, China.

4. APPROVAL OF AN AMENDMENT TO

THE CLAROS MORTGAGE TRUST, INC. 2016 INCENTIVE AWARD PLAN

Introduction

On April 20, 2026, our Board adopted an Amendment (the “Amendment”) to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan (the “2016 Incentive Plan”). The Amendment makes the following material changes to the 2016 Incentive Plan:

•	Increases the aggregate number of shares of the Company’s Common Stock reserved for issuance under the 2016 Incentive Plan by 6,500,000 shares to 14,781,594 shares;

•	Increases the aggregate number of shares of the Company’s Common Stock which may be granted as incentive stock options (“ISOs”) from 1,000,000 shares to 7,500,000 shares;

•	Extends the period during which ISOs may be granted under the 2016 Incentive Plan through April 20, 2036, the tenth anniversary of the date on which the Amendment was adopted by the Board; and

•

Provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the grant date in accordance with FASB ASC Topic 718 (or any successor thereto)) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year may not exceed $750,000.

The Amendment is subject to stockholder approval. If approved by our stockholders, the Amendment will become effective as of June 3, 2026, the date of this Annual Meeting (the “Amendment Effective Date”). The Board recommends that you vote “FOR” the approval of the Amendment.

Why Our Stockholders Should Vote to Approve the Amendment

The 2016 Incentive Plan became effective on March 30, 2016, upon adoption by our Board. The 2016 Incentive Plan was designed to link the individual interests of employees, consultants and directors of us, our subsidiaries, the Manager and its affiliates to those of our stockholders and to provide such individuals with an incentive for outstanding performance.

We are asking our stockholders to approve the Amendment because we believe the availability of an adequate reserve of shares of the Company’s Common Stock under the 2016 Incentive Plan is an integral part of our compensation program, as well as our continued growth and success. If the Amendment is not approved, we believe the foregoing goals will be adversely affected.

•

Equity Incentive Awards Are an Important Part of Our Compensation Philosophy. We believe our future success depends on our ability to attract, motivate and retain high quality talent, and that the ability to continue to provide equity-based incentives is critical to achieving this success. The 2016 Incentive Plan was structured to provide the Company with the necessary flexibility to design long-term incentive programs for our and the Manager’s employees, consultants and directors that align with our compensation philosophy and more effectively support the strategic priorities of our organization. By maintaining a long-term incentive plan such as the 2016 Incentive Plan, our Compensation Committee will be able to design and implement compensation programs that retain our and the Manager’s key employees, compensate those employees based on the performance of the Company and other individual performance factors, align the goals and objectives of our and the Manager’s employees with the interests of our stockholders and promote a focus on long-term value creation.

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The 2016 Incentive Plan Will No Longer Have Shares Available for Grant. The shares available for future grant under the 2016 Incentive Plan will be inadequate to meet our equity needs for 2026, and we will not be able to continue to issue equity to our (or the Manager’s) current employees, consultants and non-employee directors unless our stockholders approve the Amendment. In order for the Company to continue to grant equity compensation with a value consistent with historic grant practices, additional shares are required. As such, in determining to approve the Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity incentive awards in future years.

•

We Manage Our Equity Incentive Award Use Carefully. We manage our long-term stockholder dilution and share usage by limiting the number of equity awards granted annually. Our Compensation Committee carefully monitors our equity share usage to ensure that we maximize stockholder value by granting only the appropriate number of equity awards necessary to attract, reward and retain our and the Manager’s employees, non-employee directors and consultants.

Information on Equity Compensation Plans as of April 1, 2026

The information included in this Proxy Statement and our 2025 Annual Report on Form 10-K is updated by the following information regarding all existing equity compensation plans as of April 1, 2026, which includes the 2016 Incentive Plan. We do not maintain any other equity plans.

For additional information regarding outstanding equity awards and shares remaining available for future issuance under the 2016 Incentive Plan as of December 31, 2025, please see the section entitled “Equity Compensation Plan Information” above.

2016 Incentive Plan	Number of Shares
Shares Subject to Restricted Stock Units Outstanding	2,984,513

Shares Subject to Deferred Stock Units Outstanding(1)	142,798

Total Number of Shares Available for Grant	848,366

Total Number of Shares of Common Stock Outstanding	140,218,764

(1)	Reflects the number of shares of Common Stock subject to outstanding Deferred Stock Units (as defined above under the section entitled “Compensation of Directors – Deferred Compensation Plan”).

Background of Determination of Shares Under the Amendment

As mentioned above, in its determination to approve the Amendment, the Board was primarily motivated by a desire to ensure the Company has an available pool of shares from which to grant long-term equity-based incentive awards, which the Board believes is an incentive and retention mechanism for our and the Manager’s employees, consultants and non-employee directors. The Board considered key factors in making its determination including our historical grant rates, the shares remaining available for issuance under the 2016 Incentive Plan, and the potential dilution associated with the 2016 Incentive Plan.

This review included a consideration of the following key metrics, factors and philosophies:

•

In calendar year 2025, we granted RSUs covering 1,822,273 of shares of our Common Stock and Deferred Stock Units covering 59,189 shares of our Common Stock. On average, over the calendar years 2023-2025 period, we granted 1,561,343 shares annually. Such amounts are irrespective of forfeitures.

•	Our three-year average annual share pool usage over the most recently completed three-year period (or “burn rate”) was approximately 1.12%, as shown in the following table.

	2023	2024	2025	Three-year Average
RSUs Granted	1,167,354	1,598,544	1,822,273	1,529,390

Deferred Stock Units Granted	15,410	21,259	59,189	31,953

Total Incentive Awards Granted(1)	1,182,764	1,619,803	1,881,462	1,561,343

Weighted Average Shares Outstanding (Basic)	138,617,043	139,225,441	140,149,720	139,330,735

Burn Rate(2)	0.85%	1.16%	1.34%	1.12%

(1)	Includes the aggregate number of RSUs and Deferred Stock Units granted in the applicable year irrespective of forfeitures.
(2)	Burn Rate reflects the Total Incentive Awards Granted divided by Weighted Average Shares Outstanding (Basic) in the applicable year.

•

An additional metric that we use to measure the cumulative dilutive impact of our equity-based awards program is fully diluted overhang, which is the sum of (1) the number of shares subject to equity awards outstanding, but not settled and (2) the number of shares available to be granted under our equity compensation plans, divided by the sum of (A) the total number of Common Stock outstanding, (B) the number of shares subject to equity awards outstanding but not settled, and (C) the number of shares available to be granted under our equity compensation plans. Our approximate fully-diluted overhang as of April 1, 2026, was 2.76%. If the Amendment had been approved as of such date, our approximate potential overhang, on a fully-diluted basis, would increase by 4.19% to 6.95% and then would decline over time.

If approved by our stockholders, the Amendment would increase the aggregate number of shares available for grant to 14,781,594 shares of Common Stock.

If we exhaust the share reserve under the 2016 Incentive Plan without approval of the Amendment, we would lose an important element of our compensation program that is essential to attract, motivate and retain highly qualified talent, and that aligns the interests of the Manager’s employees with our stockholders.

In light of the factors described above, the Board believes that the size of the share reserve proposed by the Amendment is reasonable and appropriate at this time.

The 2016 Incentive Plan Combines Compensation and Governance Best Practices

The 2016 Incentive Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

No Discount Stock Options or Stock Appreciation Rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or stock appreciation right is granted.

•

Repricing Not Allowed. Awards may not be repriced, replaced, or re-granted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•

Prohibitions Against Various “Liberal” Share Recycling Practices. Shares used to pay the exercise price of a stock option or stock appreciation right, to satisfy tax withholding obligations with respect to any award, or shares otherwise purchased on the open market with cash proceeds from the exercise of options are not recycled back into the 2016 Incentive Plan for re-grant.

•	Clawback. The 2016 Incentive Plan provides that all awards will be subject to the Company’s clawback policy which covers both time-based and performance-based awards.

•	No Tax Gross-Ups. The 2016 Incentive Plan does not provide for any tax gross-ups.

•

Annual Individual Award Limit. The 2016 Incentive Plan provides that the maximum number of shares with respect to which awards may be granted to any single participant in any fiscal year, or individual award limit, is 1,000,000 shares.

•

Annual Non-Employee Director Compensation Limit. The 2016 Incentive Plan, as amended by the Amendment, provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant) of all awards granted to a non-employee director as compensation for services as a non-employee director with respect to any fiscal year may not exceed $750,000. The plan administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances.

Stockholder Approval

If this Amendment is approved, then as of the Amendment Effective Date, the aggregate number of shares of Common Stock reserved for issuance under the 2016 Incentive Plan will be 14,781,594 shares. Additionally, if this Amendment is approved, the aggregate number of shares of Common Stock which may be issued as ISOs pursuant to Section 422 of the Code will be increased from 1,000,000 shares to 7,500,000 shares.

Approval of the Amendment will constitute approval pursuant to the NYSE stockholder approval requirements applicable to equity compensation plans and approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs (to the extent required by the Code).

If our stockholders do not approve the Amendment pursuant to this Proposal No. 4, the additional shares proposed by the Amendment will not become available for issuance and the 2016 Incentive Plan (not as amended) will continue in full force and effect, without giving effect to the Amendment, and we may continue to grant equity-based awards under the 2016 Incentive Plan subject to shares remaining available for grant under the 2016 Incentive Plan.

Material Terms of the 2016 Incentive Plan, as Amended

Summary of the 2016 Incentive Plan, as Amended

This section summarizes certain principal features of the 2016 Incentive Plan, as amended by the Amendment. The summary is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Appendix B to this Proxy Statement, and the complete text of the 2016 Incentive Plan, which was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on February 1, 2016.

Purpose

The purpose of the 2016 Incentive Plan is to promote the success and enhance the value of the Company by linking the individual interests of our and the Manager’s employees, consultants and directors to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The 2016 Incentive Plan is further intended to provide flexibility to the Company and its affiliates, including the Manager and its affiliates, in their ability to motivate, attract and retain the services of those individuals upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependent.

Eligibility and Administration

Employees, consultants and directors of the Company, and employees and non-employee directors of our Manager are eligible to receive awards under the 2016 Incentive Plan; in addition, our Manager is eligible to receive awards under the 2016 Incentive Plan and in turn issue such awards to employees or non-employee directors of our Manager and/or its affiliates. As of April 1, 2026, approximately 8 Non-Employee Directors, 7 Consultants and 77 Employees (each as defined in the 2016 Incentive Plan) are eligible to receive awards under the 2016 Incentive Plan.

The 2016 Incentive Plan is administered by our compensation committee (or another committee or subcommittee of our board of directors), except that the full board administers the 2016 Incentive Plan with respect to awards granted to non-employee directors of the Company. The plan administrator may delegate its duties and responsibilities to one or more committees of directors and/or officers, subject to the limitations imposed under the 2016 Incentive Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the 2016 Incentive Plan, to interpret the 2016 Incentive Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2016 Incentive Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2016 Incentive Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2016 Incentive Plan.

Limitation on Awards and Shares Subject to the 2016 Incentive Plan

If this Proposal No. 4 is approved, then the aggregate number of shares of Common Stock reserved for issuance under the 2016 Incentive Plan will be 14,781,594 shares. The share limit under the 2016 Incentive Plan prior to the Amendment was originally calculated as 7.5% of the total number of shares issued and outstanding as of August 25, 2015, calculated on a fully-diluted basis, plus 7.5% of shares sold by the Company in any private offering prior to its initial public offering.

If this Amendment is approved, the aggregate number of shares of Common Stock which may be granted as ISOs pursuant to Section 422 of the Code will be 7,500,000 shares (increased from 1,000,000 shares under the 2016 Incentive Plan prior to the Amendment).

If any shares subject to an award under the 2016 Incentive Plan are forfeited, expire or are settled for cash, any shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the 2016 Incentive Plan. However, the following shares may not be used again for grant under the 2016 Incentive Plan: (1) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award; (2) shares subject to a stock appreciation right, or SAR, that are not issued in connection with the stock settlement of the SAR on its exercise; and (3) shares purchased on the open market with the cash proceeds from the exercise of options.

To the extent permitted under applicable securities exchange rules without stockholder approval, awards granted under the 2016 Incentive Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity awards in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the 2016 Incentive Plan.

The maximum number of shares of our Common Stock that may be subject to one or more awards granted to any one participant pursuant to the 2016 Incentive Plan during any calendar year will be 1,000,000 shares, and the maximum amount that may be paid under a cash award pursuant to the 2016 Incentive Plan to any one participant during any calendar year period will be $10,000,000.

The 2016 Incentive Plan, as amended by the Amendment, provides that the sum of any cash compensation and the aggregate grant date fair value (determined as of the date of the grant under Financial Accounting Standards

Board Accounting Standards Codification Topic 718, or any successor thereto) of all awards granted to a non-employee director as compensation for services as a non-employee director during any fiscal year may not exceed $750,000. The plan administrator may make exceptions to this director limit in extraordinary circumstances pursuant to the terms of the 2016 Incentive Plan.

Awards

The 2016 Incentive Plan provides for the grant of stock options, including ISOs and nonqualified stock options, or NSOs, restricted stock, performance bonus awards, dividend equivalents, stock payments, RSUs, performance shares, other incentive awards and SARs. All awards under the 2016 Incentive Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will be settled in shares of our Common Stock or cash, as determined by the plan administrator.

•

Stock Options. Stock options provide for the purchase of shares of our Common Stock in the future at an exercise price set on the grant date. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

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Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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Restricted Stock, RSUs and Performance Shares. Restricted stock is an award of nontransferable shares of our Common Stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of our Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Performance shares are contractual rights to receive a range of shares of our Common Stock in the future based on the attainment of specified performance goals, in addition to other conditions which may apply to these awards. Conditions applicable to restricted stock, RSUs and performance shares may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

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Stock Payments and Other Incentive Awards. Stock payments are awards of fully-vested shares of our Common Stock that may, but need not, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our Common Stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

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Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payment dates during the period between a specified date (or such other date as may be determined by the plan administrator) and the date such award terminates or expires, as determined by the plan administrator.

•	Performance Bonus Awards. Performance bonus awards are cash bonus awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals.

Certain Transactions

The plan administrator has broad discretion to take action under the 2016 Incentive Plan, as well as to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our Common Stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2016 Incentive Plan and outstanding awards. In the event of a “change in control” of our company (as defined in the 2016 Incentive Plan), to the extent that the surviving entity declines to assume or substitute outstanding awards or it is otherwise determined that awards will not be assumed or substituted, the plan administrator may cause the awards to become fully vested and exercisable in connection with the transaction.

Foreign Participants, Claw-Back Provisions, Transferability, and Participant Payments

The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. U.S. All awards, including time-based and performance-based awards, will be subject to the provisions of any claw-back policy implemented by us to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for transfers to family members or family trusts for estate planning purposes (subject to plan administrator approval), domestic relations orders, certain beneficiary designations and the laws of descent and distribution, and transfers from our Manager to employees and non-employee directors of our Manager and/or its affiliates, awards under the 2016 Incentive Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator. Subject to certain restrictions, awards granted to our Manager may be transferred by our Manager to an employee or non-employee director of any of its affiliates. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2016 Incentive Plan, the plan administrator may, in its discretion, accept cash or check, shares of our Common Stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination

Our Board may amend or terminate the 2016 Incentive Plan at any time; however, except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that increases the aggregate number of shares available under the 2016 Incentive Plan or any individual award limit under the 2016 Incentive Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the 2016 Incentive Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award itself otherwise expressly so provides. No ISO may be granted pursuant to the 2016 Incentive Plan after the tenth anniversary of the date on which our Board adopted the Amendment.

Additional REIT Restrictions

The 2016 Incentive Plan provides that no participant will be granted, become vested in the right to receive or acquire or be permitted to acquire, or will have any right to acquire, shares under an award if such acquisition would be prohibited by the restrictions on ownership and transfer of our stock contained in our charter or would impair our status as a REIT.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2016 Incentive Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

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Non-Qualified Stock Options. If an optionee is granted an NSO under the 2016 Incentive Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the optionee exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

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Incentive Stock Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.

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Other Awards. The current federal income tax consequences of other awards authorized under the 2016 Incentive Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); RSUs, performance bonus awards, performance shares, dividend equivalents, stock payment awards and other incentive awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.

Section 409A of the Code

Certain types of awards under the 2016 Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2016 Incentive Plan and awards granted under the 2016 Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2016 Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

The benefits or amounts that may be received or allocated to our and the Manager’s directors, officers and employees under the 2016 Incentive Plan will be determined at the discretion of the plan administrator and are not currently determinable. Therefore, it is not possible to determine the future benefits or amounts that will be received by participants in the 2016 Incentive Plan.

Plan Benefits

The table below sets forth summary information concerning the number of shares of our Common Stock subject to equity awards granted to certain persons under the 2016 Incentive Plan as of April 7, 2026. The closing per share market value of our stock on April 7, 2026 was $2.36.

Name and Position	RSUs (#)	Deferred Stock Units (#)
Richard J. Mack, Chief Executive Officer	922,387	—
Michael McGillis, President and Chief Financial Officer	407,154	—
Priyanka Garg, Executive Vice President, Portfolio and Asset Management	528,947	—
J.D. Siegel, Executive Vice President, General Counsel and Secretary	259,134	—
All Current Executive Officers as a Group	2,117,622	—
All Current Non-Executive Directors as a Group	302,520	142,798
Current Director Nominees(1)
Steven L. Richman	75,630	58,164
Andrew Silberstein	—	—
Derrick D. Cephas	75,630	—
Mary Haggerty	46,125	—
Pamela Liebman	46,125	—
Denise Olsen	—	—
W. Edward Walter III	75,630	—
Each Associate of any such Directors or Executive Officers	—	—
Each Other Person who Received or are to Receive 5% of Such Options or Rights	644,482	—
All Employees, Including all Current Officers who are not Executive Officers, as a Group	4,030,627	142,798

(1)	Richard Mack and Michael McGillis are each nominees for election as directors at the Annual Meeting. The information for Messrs. Mack and McGillis is reported above.

Our board of directors recommends a vote “FOR” the approval of the Amendment.

A majority of the votes cast on this proposal at the Annual Meeting at which a quorum is present is required for its approval. Proxies solicited by our Board will be voted “FOR” this proposal, unless otherwise instructed. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

OTHER MATTERS

Our Board knows of no other business to be presented at the Annual Meeting. The proxies for the Board for the Annual Meeting have conferred discretionary authority on the persons named in the Proxy as proxy holders to vote on any matter properly presented for consideration at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, the persons named as proxy holders in the proxy will exercise the proxy in their discretion for the shares of Common Stock represented by properly authorized proxies.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2027 annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 23, 2026 and must otherwise comply with the requirements of the SEC’s proxy rules.

Our current Bylaws provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2027 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our Company’s proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to submit a director candidate for consideration for nomination at our 2027 annual meeting of stockholders, stockholders must submit the recommendation, in writing, by 5:00 p.m., Eastern Time, on December 23, 2026, but in no event earlier than November 23, 2026.

In addition to satisfying the foregoing requirements under our current Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees for our annual meeting to be held in 2027 must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 5:00 p.m., Eastern Time, on April 4, 2027, including providing a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees. If our 2027 annual meeting is changed by more than 30 calendar days from the first anniversary of our 2026 annual meeting, stockholders must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act no later than the later of 60 calendar days prior to the date of the 2027 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 annual meeting is first made.

Any such nomination or proposal should be sent to our Secretary at Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023 and, to the extent applicable, must include the information and other materials required by our then-current Bylaws.

DELIVERY OF MATERIALS

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2025 Annual Report to stockholders, by providing access to these documents on the Internet. Accordingly, on or about April 22, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be sent to our beneficial owners of Common Stock. The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. If you are a beneficial holder of shares of our Common Stock, please follow the instructions included in the Notice.

The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain stockholders of record of our Common Stock will be sent, by mail, this Proxy Statement, the Notice of 2026 Annual Meeting of Stockholders and the related proxy card on or about April 22, 2026.

The difference between a stockholder of record and a beneficial owner of shares is as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and you will be sent the proxy materials by mail.

Beneficial Owner of Common Stock. If your shares are held in an account at an intermediary (bank or broker), then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for the Notice and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or copy of the proxy materials, as the case may be, addressed to each of those stockholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Stockholders that hold shares in “street name” (as described below) may contact their intermediaries to request information about householding.

If you have received notice from your broker, nominee or other intermediary, or us that your household will receive only one copy of our proxy materials, you will be deemed to have consented to this process unless you specifically revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy materials, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker, nominee or other intermediary if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, such a record stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Claros Mortgage Trust, Inc., c/o Mack Real Estate Credit Strategies, L.P., 60 Columbus Circle, 20th Floor, New York, New York 10023, Attn: Secretary or by calling our investor relations contact at 212-484-0090.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors, executive officers and employees by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors, executive officers or employees for this solicitation. We have also engaged Sodali & Co., 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902 to assist us in the solicitation of proxies, and the anticipated cost of such engagement is approximately $15,000. We will request brokers and nominees that hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT CLAROS MORTGAGE TRUST, INC., C/O MACK REAL ESTATE CREDIT STRATEGIES, L.P., 60 COLUMBUS CIRCLE, 20TH FLOOR, NEW YORK, NEW YORK 10023.

By Order of the Board,

/s/ J.D. Siegel
J.D. Siegel Executive Vice President, General Counsel and Secretary

New York, New York

April 22, 2026

Appendix A

Non-GAAP Financial Measures

Distributable Earnings (Loss) is a non-GAAP measure used to evaluate our performance excluding the effects of certain transactions, non-cash items and GAAP adjustments, as determined by our Manager. Distributable Earnings (Loss) is a non-GAAP measure, which we define as net income (loss) in accordance with GAAP, excluding (i) non-cash stock-based compensation expense, (ii) real estate owned held-for-investment depreciation and amortization, (iii) any unrealized gains or losses from mark-to-market valuation changes (other than permanent impairments) that are included in net income (loss) for the applicable period, (iv) one-time events pursuant to changes in GAAP and (v) certain non-cash items, which in the judgment of our Manager, should not be included in Distributable Earnings (Loss). Pursuant to the Management Agreement, we use Core Earnings, which is substantially the same as Distributable Earnings (Loss) excluding incentive fees, to determine the incentive fees we pay our Manager. Furthermore, we present Distributable Earnings prior to realized gains and losses, which such gains and losses includes charge-offs of principal, accrued interest receivable, and/or exit fees, as we believe this more easily allows our Board, Manager, and investors to compare our operating performance to our peers, to assess our ability to declare and pay dividends, and to determine our compliance with certain financial covenants.

We believe that Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses provide meaningful information to consider in addition to our net income (loss) and cash flows from operating activities in accordance with GAAP. Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses do not represent net income (loss) or cash flows from operating activities in accordance with GAAP and should not be considered as an alternative to GAAP net income (loss), an indication of our cash flows from operating activities, a measure of our liquidity or an indication of funds available for our cash needs. In addition, our methodology for calculating these non-GAAP measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures and, accordingly, our reported Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses may not be comparable to the Distributable Earnings (Loss) and Distributable Earnings prior to realized gains and losses reported by other companies.

Distributable Earnings (Loss) Reconciliation	2025	2024	2023	2022	2021

Net (loss) income	$(489,069)	$(221,265)	$6,027	$112,064	$170,537
Adjustments:
Non-cash stock-based compensation expense	14,139	18,101	16,599	7,457	8,812
Provision for (reversal of) current expected credit loss reserve	466,527	212,620	153,683	84,361	(8,962)
Depreciation and amortization expense	10,754	10,489	9,287	8,041	7,113
Amortization of above and below market lease values, net	1,204	1,416	708	—	—
Unrealized loss (gain) on interest rate cap	71	1,406	5,157	(6,042)	—
Loss (gain) on extinguishment of debt	1,394	4,135	(2,217)	—	—
Gain on sale of loan	—	—	(575)	—	—
Gain on foreclosure of real estate owned	—	—	(4,162)	—	(1,430)
Other income	—	—	—	—	(5,855)
Valuation adjustment for loan receivable held-for-sale	41,767	7,227	—	—	—
Valuation adjustment for real estate owned held-for-sale	(12,618)	80,461	—	—	—
Loss on partial sales of real estate owned, net	1,016	—	—	—	—

Distributable Earnings prior to realized gains and losses	$35,185	$114,590	$184,507	$205,881	$170,215

A-1

Distributable Earnings (Loss) Reconciliation	2025	2024	2023	2022	2021

Gain on sale of loan		—	575	—	—
(Loss) gain on extinguishment of debt	(1,394)	(4,135)	2,217	—	—
Principal charge-offs (1)	(312,017)	(98,934)	(147,361)	(11,527)	(1,761)
Valuation adjustment for real estate owned held-for-sale	12,618	(80,461)	—	—	—
Loss on partial sales of real estate owned, net	(1,016)	—	—	—	—
Previously recognized depreciation on real estate owned held-for-sale (2)	(2,340)	(32,302)	—	—	—
Previously recognized gain on foreclosure of real estate owned held-for-sale (3)	—	5,592	—	—	—

Distributable (Loss) Earnings	$(268,964)	$(95,650)	$39,938	$194,354	$168,454

(1)

For the year ended December 31, 2025, amount includes (i) a $23.3 million charge-off of accrued interest receivable related to the discounted payoff of a land loan in March 2025, the mortgage foreclosures on certain multifamily properties in July 2025, the foreclosure on a land parcel in December 2025, and the mortgage foreclosure of a multifamily property in January 2026, and (ii) a $0.5 million charge-off of an exit fee related to the discounted payoff of a land loan in March 2025. For the year ended December 31, 2024, amount includes a $23.2 million charge-off of accrued interest receivable related to the reclassification of a for sale condo loan to held-for-sale.

(2)

For the year ended December 31, 2025, amounts reflect previously recognized depreciation and amortization on the portions of our mixed-use real estate owned asset that were sold. For the year ended December 31, 2024, amount reflects previously recognized depreciation on our hotel portfolio real estate owned asset upon reclassification to held-for-sale as of December 31, 2024. Amounts not previously recognized in Distributable (Loss) Earnings.

(3)

Reflects total gain on foreclosure of our hotel portfolio real estate owned asset, which was classified as real estate owned held-for-sale as of December 31, 2024. Amount not previously recognized in Distributable (Loss) Earnings.

A-2

Appendix B

AMENDMENT TO CLAROS MORTGAGE TRUST, INC.

2016 INCENTIVE AWARD PLAN

This Amendment (this “Amendment”) to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan (the “Plan”), is adopted by the Board of Directors (the “Board”) of Claros Mortgage Trust, Inc., a Maryland corporation (the “Company”), effective as of June 3, 2026. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Plan.

WHEREAS, the Company sponsors and maintains the Plan as an equity incentive program under which employees, members of the Board, consultants and advisors to the Company may be offered the opportunity to acquire a proprietary interest in the Company;

WHEREAS, pursuant to Section 12.1 of the Plan, the Board may amend the Plan at any time, subject to approval of the Company’s stockholders to the extent required by applicable law (including an increase in the number of Shares available for issuance under the Plan); and

WHEREAS, the Board deems it advisable and in the best interest of the Company and its stockholders to amend the Plan as set forth herein.

AMENDMENT

The Plan is hereby amended as follows, effective as of the date on which the Company’s stockholders approve this Amendment, except as otherwise provided below:

1. Section 3.1(a) of the Plan is amended and restated to read in its entirety as follows:

“Subject to Section 3.1(b) and Section 12.2 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan (the “Share Limit”) will equal 14,781,594 Shares. In order that the applicable regulations under the Code relating to Incentive Stock Options be satisfied, the maximum number of Shares that may be issued under the Plan upon the exercise of Incentive Stock Options shall be 7,500,000.”

2. The Plan is hereby amended to add a new Section 3.4 to read in its entirety as follows:

“3.4 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator shall from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time; provided that, commencing with the 2026 calendar year, the sum of any cash compensation or other compensation and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director with respect to any fiscal year of the Company shall not exceed $750,000; provided, further, that such limit shall not apply to compensation for any Non-Employee Director who serves in any capacity in addition to that of a Non-Employee Director for which he or she receives additional compensation. The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion; provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.”

3. The last sentence of Section 12.1(b) is amended and restated to read in its entirety as follows:

“Notwithstanding anything herein to the contrary, no Incentive Stock Option shall be granted under the Plan after the tenth (10th) anniversary of April 20, 2026, the date on which the Plan, as amended, is adopted by the Board.”

4. This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

*  *  *  *  *

CLAROS MORTGAGE TRUST, INC. C/O MACK REAL ESTATE CREDIT STRATEGIES, L.P. 60 COLUMBUS CIRCLE, 20TH FLOOR NEW YORK, NY 10023 SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CMTG2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95754-P46735 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CLAROS MORTGAGE TRUST, INC. For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. Election of Directors ! ! ! Nominees: 01) Derrick D. Cephas 06) Denise Olsen 02) Mary Haggerty 07) Steven L. Richman 03) Pamela Liebman 08) Andrew Silberstein 04) Richard Mack 09) W. Edward Walter III 05) Michael McGillis The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2026. 3. Advisory vote to approve the compensation of Claros Mortgage Trust, Inc.’s named executive officers, as more fully described in the Proxy Statement. ! ! ! 4. Approval of an amendment to the Claros Mortgage Trust, Inc. 2016 Incentive Award Plan. ! ! ! NOTE: The proxy holders will vote in their discretion with regard to such other business as may properly come before the meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com. CLAROS MORTGAGE TRUST, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 3, 2026 The stockholder(s) hereby appoint(s) Richard Mack, Michael McGillis and J.D. Siegel, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock, par value $0.01 per share, of Claros Mortgage Trust, Inc., a Maryland corporation, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 1:00 p.m., Eastern Daylight Time on Wednesday, June 3, 2026, and any postponement or adjournment thereof. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of which are incorporated by reference, and revoke(s) any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF PROPERLY EXECUTED BUT NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side